Exhibit 10a

EXECUTION VERSION

MASTER RESTRUCTURING AGREEMENT

BY AND BETWEEN

BRISTOL-MYERS SQUIBB COMPANY

AND

SANOFI

DATED AS OF SEPTEMBER 27, 2012

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TABLE OF CONTENTS

ARTICLE I	CERTAIN DEFINED TERMS	2
ARTICLE II	RESTRUCTURING OF TERRITORY PARTNERSHIPS AND LOCAL COUNTRY COMMERCIALIZATION ARRANGEMENTS	16
2.1	Territory B Partnership	16
2.2	U.S. Irbesartan Partnership	20
2.3	Territory A Partnership	22
2.4	Opt-out Agreements	26
2.5	Autogenerics and Other Sanofi Generic Products	27
2.6	Clinical Trial Supplies	30
2.7	Initial Closing	30
2.8	Initial Closing Date Deliveries	30
2.9	Additional Closing Deliveries	31
2.10	Inventory Purchase	31
2.11	Remuneration Payments	33
2.12	Market Withdrawal	35
2.13	Other Alliance Agreements	36
ARTICLE III	FINISHED PRODUCT MANUFACTURING AND IRBESARTAN API MANUFACTURING	36
3.1	Irbesartan Products and Clopidogrel Products	36
3.2	Irbesartan API Manufacturing	37
3.3	Supply/Tolling Agreements	38
3.4	Resolution of Inconsistencies	38
3.5	Industrial Committee	38
ARTICLE IV	REPRESENTATIONS AND WARRANTIES	38
4.1	Representations and Warranties of the Parties	38
4.2	Additional Representation and Warranty of BMS	40
ARTICLE V	CERTAIN REGULATORY MATTERS	41
5.1	Marketing Authorizations	41
5.2	Pharmacovigilance	41
ARTICLE VI	DILIGENCE OBLIGATIONS	43
6.1	No Obligations Generally	43
6.2	Certain Limitations	44
6.3	Regulatory Filings	44
6.4	Restricted Countries	44
ARTICLE VII	INTELLECTUAL PROPERTY	44
7.1	Trademark Transition	44
7.2	Intellectual Property Damages	46
ARTICLE VIII	COVENANTS	47
8.1	Antitrust Filings	47
8.2	ICC Disputes	48
8.3	Non-Competition	48
8.4	Works Council Notifications and TUPE Matters	50

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8.5	Third Party Contracts	50
8.6	Payment of Pharma Fee	51
8.7	NDC Codes	51
8.8	Confidentiality; Public Announcements	51
8.9	Notification of Certain Matters	52
8.10	Additional Closings	52
8.11	Books and Records	53
8.12	Further Assurances; Cooperation	53
8.13	Alliance Agreement Amendments	54
8.14	Discontinuation in Brazil	54
8.15	Conduct of Business Prior to the Initial Closing Date	54
8.16	Termination of Alliance Agreements	54
ARTICLE IX	INDEMNIFICATION	55
9.1	Generally	55
ARTICLE X	CLOSING CONDITIONS	59
10.1	Initial Closing Date Conditions to Each Party’s Obligation	59
10.2	Additional Closing Date Conditions to Each Party’s Obligation	59
ARTICLE XI	TERMINATION	60
11.1	Termination	60
11.2	Effect of Termination	60
ARTICLE XII	MISCELLANEOUS	61
12.1	Notices	61
12.2	Governing Law	62
12.3	Specific Performance	62
12.4	Dispute Resolution	62
12.5	No Third Party Beneficiaries	63
12.6	Severability	63
12.7	Assignment	63
12.8	Waivers and Amendments	64
12.9	Expenses; Currency of Payments	64
12.10	Waiver of Jury Trial	64
12.11	Counterparts	65
12.12	Entire Agreement	65
12.13	Performance of Affiliates’ Obligations	65
12.14	Indirect Taxes	65

LIST OF SCHEDULES

Schedule 1.1(a)	Closing Date Agreements
Schedule 1.1(c)	Territory A
Schedule 1.1(d)	Territory B1
Schedule 2.10	Inventory Purchase
Schedule 4.1(c)	Ownership
Schedule 4.2(b)	Assigned Contracts
Schedule 5.1(a)	Marketing Authorizations

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Schedule 6.4	Restricted Country List
Schedule 7.2(b)	Intellectual Property Actions
Schedule 8.1	Antitrust Filings
Schedule 8.10	Modified Designated Country Structure
Schedule 8.16	Termination of Alliance Agreements
Schedule 9.1	Pending Claims

LIST OF EXHIBITS

Exhibit 1.1(a)	China Opt-out Letter
Exhibit 1.1(b)	FDC Intellectual Property License
Exhibit 2.1(a)(i)	Territory B1 Assignment Agreement
Exhibit 2.1(a)(ii)	Amended and Restated Territory B Clopidogrel License
Exhibit 2.1(a)(iii)	Amended and Restated Territory B Know-How License
Exhibit 2.1(a)(iv)	Amended and Restated Territory B1 Know-How License
Exhibit 2.1(a)(vii)[1]	Amended Territory B Alliance Support Agreement
Exhibit 2.1(a)(vii)[2]	Amendment to JVB Partnership Agreement
Exhibit 2.1(h)(ii)	Agreed Upon Principles for Terminating Co-Promotion Distribution Agreements
Exhibit 2.1(h)(iii)	Agreed Upon Principles for Terminating Co-Marketing Distribution Agreements
Exhibit 2.1(h)(iv)	Agreed Upon Principles for Terminating Marketing and Operating Services Agreements
Exhibit 2.1(i)	Agreed Upon Principles for the Winding-up of Local Partnerships
Exhibit 2.1(m)	Cash Flow Principles Amendment
Exhibit 2.2(a)(i)	USIrbeJV Acquisition Agreement
Exhibit 2.2(a)(iii)	USIrbeJV Alliance Support Agreement Termination Agreement
Exhibit 2.2(a)(iv)	Amended USIrbeJV Partnership Agreement
Exhibit 2.2(c)	Amended and Restated USIrbeJV Irbesartan License
Exhibit 2.3(a)(i)	Business Lease
Exhibit 2.3(h)(ii)[1]	Amended and Restated Territory A Clopidogrel License
Exhibit 2.3(h)(ii)[2]	Amended and Restated Territory A Irbesartan License
Exhibit 2.3(h)(iii)	Amended and Restated Territory A Know-How License
Exhibit 2.3(h)(iv)	Territory A Alliance Support Agreement Termination Agreement
Exhibit 2.3(h)(v)[1]	Amended and Restated Statuts
Exhibit 2.3(h)(v)[2]	Amended and Restated Règlement Intérieur
Exhibit 2.3(h)(vi)	Share Forward Purchase Agreement
Exhibit 3.1(c)	Agreed Upon Principles for Termination of the Existing Supply Agreements
Exhibit 3.3(a)[1]	Irbesartan API Supply Agreement
Exhibit 3.3(a)[2]	Irbesartan Crude Toll Manufacturing Agreement
Exhibit 3.3(a)[3]	Irbesartan Intermediates Supply Agreement

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Exhibit 3.3(a)[4]	Plavix Finished Product Supply Agreement
Exhibit 3.3(a)[5]	Toll Packaging Agreement
Exhibit 5.2(d)	Amended Irbesartan SDEA
Exhibit 5.2(g)	Amended Clopidogrel SDEA
Exhibit 8.2	Settlement Agreement

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MASTER RESTRUCTURING AGREEMENT

This MASTER RESTRUCTURING AGREEMENT (this “Agreement”) is entered into as of September 27, 2012, by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (“BMS”), and SANOFI, a société anonyme organized under the laws of the French Republic (“Sanofi”, and together with BMS, the “Parties” and individually, each, a “Party”).

WHEREAS, the Parties have entered into certain alliance arrangements relating to two chemical entities discovered and patented by Sanofi, one known as SR 47436, with the international non-proprietary name Irbesartan (“Irbesartan”) and one known as SR 25990C with the international non-proprietary name Clopidogrel Hydrogenosulphate (“Clopidogrel”);

WHEREAS, the Parties desire to simplify the overall governance, operating and financial principles of their alliance arrangements with respect to (i) Irbesartan Products worldwide (other than in Japan, which is not covered by the Parties’ alliance) and (ii) Clopidogrel Products worldwide (other than in Japan, which is not covered by the Parties’ alliance, and in the U.S.).

WHEREAS, the Parties desire to settle on the date hereof the “ICC Disputes” (as such term is defined in the Settlement Agreement attached hereto as Exhibit 8.2);

WHEREAS, the Parties desire to:

(a) maintain their partnership and related alliance arrangements with respect to Clopidogrel Products in the U.S.; and

(b) transition the operations of the alliance to Sanofi in the U.S. (with respect to Irbesartan Products) and in Territory A and Territory B1 (with respect to Irbesartan Products and Clopidogrel Products).

WHEREAS, the Parties desire (i) to transfer to Sanofi the responsibility for global pharmacovigilance for Irbesartan Products and (ii) Sanofi to assume the pharmacovigilance and safety reporting obligations for Clopidogrel Products (in all Co-Marketing markets);

WHEREAS, with respect to Territory A, the Parties desire to cause JVA to lease the business of JVA to an Affiliate of Sanofi;

WHEREAS, with respect to Territory B, the Parties desire to cause JVB to transfer to an Affiliate of Sanofi JVB’s rights with respect to the Products (other than with respect to Clopidogrel in the U.S.);

WHEREAS, with respect to Irbesartan in the U.S., the Parties desire for BMS to cause its Affiliate to sell, assign and transfer, and for Sanofi’s Affiliate to purchase, BMS’s Affiliate’s interest in USIrbeJV; and

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WHEREAS, the Parties desire that Sanofi will assume at an agreed upon time the entire manufacture and supply of Irbesartan API and Irbesartan and Clopidogrel Products in finished forms that are currently manufactured by BMS.

NOW, THEREFORE, in consideration of the mutual covenants and the terms and conditions contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

CERTAIN DEFINED TERMS

Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) descriptive headings and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a Person or entity are also to its permitted successors and assigns; (h) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (i) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (j) references to a specific statute are also to all the applicable rules, regulations and interpretations promulgated thereunder. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Except as otherwise noted, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

The terms below shall have the corresponding meanings ascribed to them below when used in this Agreement:

“Additional Closing” has the meaning set forth in Section 8.10(a).

“Affiliate” when used with reference to any Person, means any other Person controlling, controlled by, or under common control with, such Person; provided, however, that, with respect to Sanofi, the definition of Affiliate shall exclude L’Oréal, a société anonyme organized and existing under the laws of the French Republic. For the purposes of this definition, “control” shall refer to (a) the possession, directly or indirectly, of the power to direct the management or

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policies of a Person or to veto any material decision relating to the management or policies of a Person, in each case whether through the ownership of voting securities, by contract or otherwise; (b) the beneficial ownership, directly or indirectly, of securities (excluding general partnership interests) representing at least 50% of the voting power of all outstanding voting securities of a Person; or (c) the beneficial ownership of at least 50% of the partnership interests of a general partnership.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Alliance Agreements” means all agreements entered into by BMS, Sanofi or any Affiliate of BMS or Sanofi, as the case may be, in furtherance of the development, manufacturing and/or commercialization of any Product in the U.S. (only with respect to Irbesartan), and Territory A, Territory B, Territory B1, the Territory A Opt-out Countries and the Territory B1 Opt-out Countries.

“Amended and Restated Règlement Intérieur” means the amended and restated Règlement Intérieur of JVA substantially in the form attached hereto as Exhibit 2.3(h)(v)[2].

“Amended and Restated Statuts” means the amended and restated statuts of JVA substantially in the form attached hereto as Exhibit 2.3(h)(v)[1].

“Amended and Restated Territory A Clopidogrel License” means the Territory A Clopidogrel License, as amended and restated in substantially the form attached hereto as Exhibit 2.3(h)(ii)[1].

“Amended and Restated Territory A Irbesartan License” means the Territory A Irbesartan License, as amended and restated in substantially the form attached hereto as Exhibit 2.3(h)(ii)[2].

“Amended and Restated Territory A Know-How License” means the Territory A Know-How License, as amended and restated in substantially the form attached hereto as Exhibit 2.3(h)(iii).

“Amended and Restated Territory B Clopidogrel License” means the non-assigned portion of the Territory B Clopidogrel License, as amended, in substantially the form attached hereto as Exhibit 2.1(a)(ii).

“Amended and Restated Territory B Know-How License” means the non-assigned portion of the Territory B Know-How License, as amended, in substantially the form attached hereto as Exhibit 2.1(a)(iii).

“Amended and Restated Territory B1 Clopidogrel License” means the Territory B Clopidogrel License, as amended and assigned in part with respect to Territory B1, pursuant to the Territory B1 Assignment Agreement.

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“Amended and Restated Territory B1 Irbesartan License” means the Territory B Irbesartan License, as amended and assigned in part with respect to Territory B1, pursuant to the Territory B1 Assignment Agreement.

“Amended and Restated Territory B1 Know-How License” means the Territory B Know-How License, as amended and assigned in part with respect to Territory B1, in substantially the form attached hereto as Exhibit 2.1(a)(iv).

“Amended and Restated USIrbeJV Irbesartan License” means the USIrbeJV Irbesartan License, as amended and restated in substantially the form attached hereto as Exhibit 2.2(c).

“Amended Clopidogrel SDEA” has the meaning set forth in Section 5.2(g).

“Amended Irbesartan SDEA” has the meaning set forth in Section 5.2(d)

“Amended JVB Partnership Agreement” means the amended JVB Partnership Agreement, substantially in the form attached hereto as Exhibit 2.1(a)(vii)[2].

“Amended Territory B Alliance Support Agreement” means the amended Territory B Alliance Support Agreement, substantially in the form attached hereto as Exhibit 2.1(a)(vii)[1].

“Amended USIrbeJV Partnership Agreement” means the amended USIrbeJV Partnership Agreement, substantially in the form attached hereto as Exhibit 2.2(a)(iv).

“Antitrust Filings” has the meaning set forth in Section 8.1(a).

“Antitrust Laws” means all laws and orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or attempted monopolization, restraint of trade, or lessening of competition.

“API” means an active pharmaceutical ingredient.

“Assigned Contract” has the meaning set forth in Section 4.2(b).

“Autogeneric Agreements” means each of the following agreements by and between BMS and Sanofi: (a) Agreement, dated June 22, 2010, regarding a generic version of Clopidogrel monotherapy in Australia; (b) Agreement, dated August 2, 2010, regarding a generic version of Clopidogrel monotherapy in Germany; (c) Agreement, dated October 7, 2009, regarding a generic version of Clopidogrel monotherapy in France; (d) Agreement, dated April 6, 2010, regarding a generic version of Clopidogrel monotherapy in Switzerland; (e) Clopidogrel Autogeneric Agreement for Portugal, dated January 23, 2012; (f) Clopidogrel Autogenerics Agreement for Mexico, dated January 31, 2012; (g) Irbesartan Autogenerics Agreement for the United States, dated March 30, 2012; (h) Consent Agreement for Zentiva and Medley generics, dated March 21, 2012 and (i) Irbesartan Autogeneric Agreement dated July 30, 2012 (with respect to those countries in Europe set forth on Attachment A of said agreement).

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“Baseline Net Sales” has the meaning set forth in Section 2.5(a)(xi).

“beneficial owner” has the meaning set forth in Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended.

“BMS” has the meaning set forth in the Preamble to this Agreement.

“BMS Brands” has the meaning set forth in Section 7.1(a).

“BMS Employees” has the meaning set forth in Section 8.4(b).

“BMS Permitted FDC” means an FDC that includes at least the following active ingredients: (a) either Irbesartan or Clopidogrel and (b) a BMS Proprietary Compound, excluding, for the period beginning on the Effective Date and ending on December 31, 2020, FDCs containing any of the following combinations of active ingredients only: Irbesartan and Amlodipine, Irbesartan and Atorvastatin, Irbesartan and Hydrochlorothiazide, and Clopidogrel and acetylsalicylic acid (collectively, the “Excluded FDCs”). For the avoidance of doubt, the foregoing exclusion does not apply to any Excluded FDC which also includes a BMS Proprietary Compound.

“BMS JVA Partner” means BMS Investco S.A.S., a société par actions simplifiée organized under the laws of the French Republic and an indirect wholly owned subsidiary of BMS.

“BMS Proprietary Compound” means any compound that is either owned, in whole or in part, by BMS or its Affiliates, or is licensed exclusively or co-exclusively to or by BMS or its Affiliates, and, at the time of the initial inclusion of such compound in a combination with Irbesartan or Clopidogrel, is covered by one or more claims of a patent or patent application in any country.

“Business Day” means any day other than: (a) a Saturday or Sunday; or (b) a day on which banking institutions located in New York, New York or Paris, France are permitted or required by applicable law, executive order or governmental decree to remain closed.

“Business Lease” has the meaning set forth in Section 2.3(a).

“Cash Flow Principles” has the meaning set forth in Section 2.1(m).

“Cash Flow Principles Amendment” has the meaning set forth in Section 2.1(m).

“China Opt-out Letter” means the letter agreement by and between BMS and Sanofi dated the date hereof and attached hereto as Exhibit 1.1(a).

“Claims Made” means: (a) all lawsuits served or regulatory or other actions commenced; (b) written demands for money or services made; and/or (c) identification of individuals by name or other identifying information (such as but not limited to a social security number) in an agreement tolling the period of limitations for a claim.

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“Clopidogrel” has the meaning set forth in the Recitals to this Agreement.

“Clopidogrel BMS Permitted FDC” means a BMS Permitted FDC with respect to Clopidogrel.

“Clopidogrel Product” means: (a) a product with the sole active ingredient Clopidogrel, in finished form, marketed under the trademarks Plavix® and Iscover® or any trademark that is confusingly similar to or that is a replacement for any such trademark; and (b) a product (an “Identified Clopi FDC”) which contains as the only active ingredients the combination of Clopidogrel with acetylsalicylic acid, in finished form, marketed under the trademarks DuoPlavin®, CoPlavix® and DuoCover® or any trademark that is confusingly similar to or that is a replacement for any such trademark. Clopidogrel Products shall exclude any other fixed dose combinations containing Clopidogrel.

“Clopidogrel SDEA” means the Safety Data Exchange Agreement by and between BMS and Sanofi, effective as of January 23, 2012, regarding Clopidogrel and Clopidogrel with acetylsalicylic acid.

“Closing Date Agreements” mean those agreements to be executed and delivered on the Initial Closing Date listed on Schedule 1.1(a).

“Co-Marketing” or “Co-Marketed” means, for each Product and for any country in Territory A or Territory B1, the marketing of such Product in such country under two (2) or more trademarks by the applicable Marketing Entities.

“Co-Promotion” means, for each Product and for any country in Territory A, Territory B1 and the U.S. for Irbesartan, the marketing of such Product in such country under one (1) trademark by the applicable Marketing Entity.

“Covered Liabilities” has the meaning set forth in Section 9.1(c)(vi).

“Current Liability Allocation” has the meaning set forth in Section 9.1(a).

“Damage” means any liability (whether arising out of [*] or otherwise), obligation, loss, fine, damage, arbitration award, settlement amount, penalty, claim, cost or expense (including, without limitation, [*], fees and expenses [*], but excluding [*]). Damages shall include, without limitation, [*] liability, [*] liability (including, without limitation, any liability relating to the [*]) and damages for [*].

“Designated Claims” has the meaning set forth in Section 9.1(e).

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“Designated Country” means, as of the Initial Closing Date, any jurisdiction listed in Schedule 8.1 attached hereto, as to which a Requisite Competition Law Approval has not been obtained on or prior to such date.

“Designated Exchange Rate” means the exchange rate applicable for each calendar month based on the prior month’s daily average EUR/USD rate set by the European Central Bank each day.

“Dispute” has the meaning set forth in Section 12.4(a).

“Dispute Resolution Notice” has the meaning set forth in Section 12.4(a).

“Dollars,” “dollars,” “U.S. dollars,” “USD,” or any similar term, means the currency of the U.S. as in effect at the time of the applicable payment.

“Estimated Future Sales” means, for each Product, the sales forecasts agreed upon between Sanofi and BMS (or the relevant Selling Company and Purchasing Company) pursuant to Section 2.10(a), concerning the [*] following the Initial Closing Date, an estimate of which is set forth on Schedule 2.10.

“Estimated Market Withdrawal Adjustment” has the meaning set forth in Section 2.12(c).

“Estimated Market Withdrawal Notice” has the meaning set forth in Section 2.12(c)

“EU” has the meaning set forth in Section 2.5(a)(i).

“Excluded Country” has the meaning set forth in Section 8.10(b).

“Excluded FDC” has the meaning set forth in the definition of BMS Permitted FDC.

“Existing Supply Agreements” means, collectively, (a) the Irbesartan Supply Agreement, dated as of January 1, 1997 among Sanofi, BMS, JVA and JVB; (b) the Supply Letter Agreements dated as of January 30, 2004, October 7, 2005, December 21, 2007, June 28, 2010 and April 19, 2012 between Sanofi and BMS; (c) the Irbesartan Finished Product Purchase and Sale Agreement, dated as of October 17, 2001, among USIrbeJV and E.R. Squibb & Sons, LLC; and (d) the Irbesartan Finished Product Purchase and Sale Agreement, dated as of January 1, 2007, between JVA and SWIND.

“FDC” or “fixed dose combination” means a pharmaceutical dosage form containing fixed doses of more than one active ingredient in which all active ingredients are present in a single tablet, capsule or other form and shall expressly exclude so-called “co-packaging” in which separate drugs in separate dosage forms are sold in a single unit or bundle.

“FDC Intellectual Property License” means the FDC Intellectual Property License Agreement between Sanofi and BMS, substantially in the form attached hereto as Exhibit 1.1(b)

“Generic Products” has the meaning set forth in Section 2.5(a).

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“Governmental Authority” means any federal, state or local or any foreign or supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, in each case, of competent jurisdiction.

“High Value” has the meaning set forth in Section 2.12(d).

“ICC” has the meaning set forth in Section 12.4(b).

“ICC Disputes” has the meaning set forth in the Settlement Agreement attached hereto as Exhibit 8.2.

“Identified Clopi FDC” has the meaning set forth in the definition of Clopidogrel Product.

“Identified Irbe FDC” has the meaning set forth in the definition of Irbesartan Product.

“IFRS” has the meaning set forth in the definition of IFRS Net Sales.

“IFRS Net Sales” means, with respect to a Product, net sales of Sanofi (or its Affiliates or their respective licensees or sublicensees) as audited and reported in Euros by Sanofi (or its Affiliates or licensees) in accordance with International Financial Reporting Standards (“IFRS”), as IFRS may be modified from time to time. For the avoidance of doubt: (a) IFRS Net Sales shall not include samples, compassionate use of the Products and the like; provided that revenue from Products sold to third parties for clinical trial purposes shall be included in IFRS Net Sales; and (b) any Damages paid by Sanofi pursuant to Article IX hereof shall not be treated as a deduction for purposes of calculating IFRS Net Sales. In calculating IFRS Net Sales, the Parties shall disregard any related Know-How, Discovery or other royalties paid to Sanofi after [*] on Clopidogrel Products or Irbesartan Products.

“Indemnified Party” has the meaning set forth in Section 9.1(c)(vii).

“Indemnifying Party” has the meaning set forth in Section 9.1(h)(ii).

“Independent Expert” has the meaning set forth in Section 2.12(e).

“Industrial Committee” has the meaning set forth in Section 3.5.

“Initial Closing Date” means the later of January 1, 2013 or the first date upon which all of the JVA Closing, the JVB Closing, and the USIrbeJV Closing may occur.

“Irbesartan” has the meaning set forth in the Recitals to this Agreement.

“Irbesartan API Supply Agreement” means the Supply Agreement to be entered into by Swords Laboratories, as supplier, and SWIND, as purchaser, in substantially the form attached hereto as Exhibit 3.3(a)[1].

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“Irbesartan BMS Permitted FDC” means a BMS Permitted FDC with respect to Irbesartan.

“Irbesartan Crude Toll Manufacturing Agreement” means the Manufacturing Agreement to be entered into by SWIND, as Contractor, and Swords Laboratories, as Principal, in substantially the form attached hereto as Exhibit 3.3(a)[2].

“Irbesartan Intermediates Supply Agreement” means the Supply Agreement to be entered into by SWIND, as supplier, and Swords Laboratories, as purchaser, in substantially the form attached hereto as Exhibit 3.3(a)[3].

“Irbesartan Product” means: (a) a product with the sole active ingredient Irbesartan, in finished form, marketed under the trademarks Aprovel®, Karvea® and Avapro® or any trademark that is confusingly similar to or that is a replacement for any such trademark; and (b) a product (an “Identified Irbe FDC”) which contains as the only active ingredients the combination of Irbesartan with Hydrochlorothiazide, in finished form, marketed under the trademarks CoAprovel®, Avalide® and Karvezide® or any trademark that is confusingly similar to or that is a replacement for any such trademark. Irbesartan Products shall exclude any other fixed dose combinations containing Irbesartan.

“Irbesartan SDEA” means the Safety Data Exchange Agreement by and between BMS and Sanofi, effective as of April 15, 2008, as amended, effective as of November 15, 2009, regarding Irbesartan and Irbesartan with Hydrochlorothiazide, in finished form.

“JVA” means Sanofi Pharma Bristol-Myers Squibb, a société en nom collectif organized under the laws of the French Republic.

“JVA Closing” means the closing of the transactions set forth in Section 2.3.

“JVB” means Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, a Delaware general partnership.

“JVB Closing” means the closing of the transactions set forth in Section 2.1.

“JVB Partnership Agreement” means the Partnership Agreement of Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, by and between sanofi-aventis US LLC (as successor in interest to Sanofi Pharmaceuticals, Inc.) and Bristol-Myers Squibb Investco, Inc., dated as of January 1, 1997.

“Knowledge,” when used with respect to BMS, means the actual knowledge, without need for independent inquiry, of BMS’s Senior Vice President for Regulatory Affairs, BMS’s in-house legal counsel with responsibility for the Sanofi alliance and BMS’s Alliance Manager.

“Lease Payment” has the meaning set forth in Section 2.3(a).

“Liability Allocation” has the meaning set forth in Section 9.1(c).

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“License Agreements” has the meaning set forth in Section 7.2(a).

“Low Value” has the meaning set forth in Section 2.12(d).

“Market Withdrawal” means a withdrawal of a Product from the market in a country or countries which has or is reasonably expected to have an adverse effect (which is material) on sales of such Product respectively, in Territory A, or all the Territory A Opt-out Country(ies), as a whole, and is (a) mandated by a Governmental Authority; (b) implemented by Sanofi or its Affiliates in anticipation of a withdrawal that Sanofi believes in good faith to be reasonably likely to be mandated in the future by a Governmental Authority (either by reason of statements from such Governmental Authority, mandated withdrawals in other jurisdictions or other objective facts); or (c) implemented by Sanofi or its Affiliates in lieu of complying with new requirements or conditions imposed by a Governmental Authority, which requirements or conditions are reasonably expected by Sanofi to have an adverse effect (which is material) on sales of such Product in such country or result in material costs and other burdens to Sanofi or its Affiliates in respect of such Product in such country, which expectation is reasonably supported by available facts; in each case, to the extent such Governmental Authority mandated withdrawal or the imposition of such requirements or conditions by a Governmental Authority is not attributable to acts or omissions of Sanofi or its Affiliates that constitute negligence or willful misconduct. For purposes of this Agreement, Sanofi’s or its Affiliate’s withdrawal or decision to withdraw a Product by Sanofi (instead of complying with a new requirement or condition of a Governmental Authority contemplated under clause (c) above) shall not in and of itself be deemed to be negligent or willful misconduct.

“Market Withdrawal Adjustment” means, in the event of a Market Withdrawal occurring prior to the Termination Date, an adjustment (or adjustments, in the event of more than one (1) Market Withdrawal) to the payment owed by Sanofi to BMS or any of its Affiliates under Section 2.3(g) if the country(ies) in which a Market Withdrawal occurred is within Territory A, determined in accordance with the Share Forward Purchase Agreement and/or under Section 2.4(b) if the country(ies) in which a Market Withdrawal occurred is(are) Territory A Opt-out Country(ies), determined in accordance with Section 2.12. Such adjustment shall be a percentage corresponding to the remuneration received by BMS and its Affiliates attributable to the Product(s) which have been the subject of a Market Withdrawal in the country in which such Market Withdrawal occurred divided by the total remuneration received by BMS and its Affiliates for either: (a) Territory A if the country in which a Market Withdrawal occurred is within Territory A (in which case the remuneration received by BMS and its Affiliates shall be understood as the remuneration received by BMS and its Affiliates from JVA (whether through distributions resulting from its share of profits in JVA or royalties)); or (b) Territory A Opt-out Countries if the country in which the Market Withdrawal occurred is a Territory A Opt-out Country, in each case during the four (4) calendar quarters preceding the occurrence of the Market Withdrawal.

“Market Withdrawal Adjustment Resolution Date” has the meaning set forth in Section 2.12(c).

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“Marketing Entity” has the meaning set forth under the definition Entité de Marketing in the Règlement Intérieur of JVA.

“Modified Designated Country Structure” has the meaning set forth in Section 8.10(a).

“Monetary Claim” has the meaning set forth in Section 9.1(h)(ii).

“Net Sales” (with respect to Clopidogrel Product in the U.S.) has the meaning ascribed to it in the Territory B Alliance Support Agreement. For the sake of clarity, the U.S. Pharma Fee will be deducted from such Net Sales in computing the royalties due in 2012 and thereafter under the Territory B Clopidogrel License.

“New Liability Claims” has the meaning set forth in Section 9.1(g).

“Notices” has the meaning set forth in Section 12.1.

“Opt-out Agreements” means each of the: (a) “Opt-out” Letter dated November 24, 1998, as modified by a letter dated December 15, 1998; (b) “TMC A” Letter Agreement dated November 15, 2006 (Irbesartan in Denmark, Finland, Norway/Iceland, Sweden and Ireland); (c) Letter regarding Change of Commercial Structure for Clopidogrel in Malaysia, dated November 19, 2010; (d) Letter regarding Change of Commercial Structure for Clopidogrel in Singapore, dated December 17, 2010; (e) Letter regarding Change of Commercial Structure for Clopidogrel in Turkey, dated December 17, 2010 and (f) the China Opt-Out Letter.

“Opt-out Countries” means the Territory A Opt-out Countries and the Territory B1 Opt-out Countries.

“Outside Date” means [*].

“Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

“Payment Report” has the meaning set forth in Section 2.11(a).

“Permitted Sublicensees” means entities: (a) that will be manufacturing, developing or registering Products on behalf of BMS, including pursuant to co-commercialization or co-development agreements (for the purpose of manufacturing, development or registration); or (b) to whom BMS sublicenses a Qualified FDC (but, in the case of this clause (b), only for use with such Qualified FDC).

“Person” means any individual, partnership, firm, corporation, société anonyme, société en nom collectif, societé par actions simplifieé, société en participation, limited liability company, joint venture, association, trust or other entity or any government or any agency or political subdivision thereof, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended.

“Pharma Activities” has the meaning set forth in Section 9.1(c)(vi).

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“Plavix Finished Product Supply Agreement” means the Supply Agreement to be entered into by sanofi-aventis U.S. LLC, as supplier, and JVB, as purchaser, in substantially the form attached hereto as Exhibit 3.3(a)[4].

“Previous SKU” means a SKU of a Product which, as a result of the implementation of a regulatory change, is no longer approved by the relevant Regulatory Authority but is still authorized for sale during a limited period after the Initial Closing Date.

“Purchasing Companies” means a Party or its Affiliate that is purchasing Products pursuant to Section 2.10(b).

“Products” means Irbesartan Products and/or Clopidogrel Products.

“Quality Agreement Amendments” has the meaning set forth in Section 3.3(a).

“Qualified FDC” means a BMS Permitted FDC with respect to which either (a) Phase II clinical trials have been completed by BMS and/or its Affiliates or the entities defined in clause (a) of the definition of “Permitted Sublicensees,” or (b) Phase III clinical trials have been commenced by BMS and/or its Affiliates or the entities defined in clause (a) of the definition of “Permitted Sublicensees.”

“Regulatory Materials” means regulatory applications, submissions, dossiers, notifications, registrations, regulatory approvals and/or other filings made to or with, or other approvals granted by, a Governmental Authority that are necessary or reasonably desirable in order to develop, manufacture or commercialize a Product in a particular country or regulatory jurisdiction.

“Requisite Competition Law Approval” means, in respect of a jurisdiction, all antitrust and competition law-related approvals (whether by the consent or waiver of the applicable governmental authorities or the expiration of the applicable waiting periods) necessary or appropriate to be obtained in such jurisdiction in order for the Parties to complete the transactions contemplated under this Agreement, and the relevant local country agreements, and perform their respective obligations hereunder and thereunder.

“Resolution Accounting Firm” has the meaning set forth in Section 2.10(b)(iv).

“Restricted Countries List” has the meaning set forth in Section 6.4.

“Sanofi” has the meaning set forth in the Preamble to this Agreement.

“Sanofi JVA Partner” means Sanofi Participations, a société par actions simplifée à associé unique organized under the laws of the French Republic and an indirect wholly owned subsidiary of Sanofi.

“Sanofi Permitted Clopidogrel FDCs” means an FDC that includes at least the following active ingredients: (a) Clopidogrel and (b) a Sanofi Proprietary Compound.

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“Sanofi Proprietary Compound” means any compound that is either owned, in whole or in part, by Sanofi or its Affiliates, or is licensed exclusively or co-exclusively to or by Sanofi or its Affiliates, and, at the time of the initial inclusion of such compound in a combination with Clopidogrel, is covered by one or more claims of a patent or patent application in any country.

“Seller’s Premises” has the meaning set forth in Section 2.10(b)(i).

“Selling Companies” means a Party or its Affiliate that is selling Products pursuant to Section 2.10.

“Settlement Agreement” means the Settlement Agreement, by and between Sanofi and BMS, dated the date hereof, attached hereto as Exhibit 8.2.

“Share Forward Purchase Agreement” means the Share Forward Purchase Agreement substantially in the form attached hereto as Exhibit 2.3(h)(vi).

“SKU” means for each product the Stock Keeping Unit.

“Specified Prior Claims” has the meaning set forth in Section 9.1(a).

“Supply Agreements” has the meaning set forth in Section 3.3(a).

“SWIND” means Sanofi Winthrop Industrie, an Affiliate of Sanofi and a société anonyme organized under the laws of the French Republic.

“Technical Agreement” has the meaning set forth in Section 5.2(f).

“Termination Date” means December 31, 2018.

“Territory” means Territory A, Territory B1 or the U.S. (with respect to Irbesartan Products) and, with respect to Schedule 2.10, as regards each Product in finished and packaged form set forth on Schedule 2.10, the country indicated in Schedule 2.10 – Column “Territory.”

“Territory A” means the countries set forth on Schedule 1.1(c).

“Territory A Alliance Support Agreement” means the Territory A Alliance Support Agreement by and between Sanofi and BMS, dated as of January 1, 1997, as amended.

“Territory A Alliance Support Agreement Termination Agreement” means the agreement to terminate the Territory A Alliance Support Agreement, in substantially the form attached hereto as Exhibit 2.3(h)(iv).

“Territory A Clopidogrel License” means the Clopidogrel Intellectual Property License Agreement, by and between Sanofi and JVA, dated as of January 1, 1997.

“Territory A Irbesartan License” means the Irbesartan Intellectual Property License Agreement, by and between Sanofi and JVA, dated as of January 1, 1997.

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“Territory A Know-How License” means the Product Know-How License Agreement, by and between Sanofi, BMS and Sanofi Pharma Bristol-Myers Squibb, dated as of January 1, 1997.

“Territory A Opt-out Countries” mean those countries in Europe, Asia and Africa and their overseas territories (other than countries in Territory A or Japan).

“Territory B” means the U.S. with respect to Clopidogrel.

“Territory B Alliance Support Agreement” means the Territory B Alliance Support Agreement by and between Sanofi and BMS, dated as of January 1, 1997, as amended.

“Territory B Clopidogrel License” means the Territory B Clopidogrel Intellectual Property License and Supply Agreement, by and between JVB and Sanofi, dated as of January 1, 1997.

“Territory B Irbesartan License” means the Territory B Irbesartan Intellectual Property License Agreement, by and between JVB and Sanofi, dated as of January 1, 1997.

“Territory B Know-How License” means the Territory B Product Know-How License Agreement, by and among JVB, Sanofi and BMS, dated as of January 1, 1997.

“Territory B1” means the countries set forth on Schedule 1.1(d).

“Territory B1 Assignment Agreement” means the agreement substantially in the form attached hereto as Exhibit 2.1(a)(i).

“Territory B1 Know-How License” means the Territory B Know-How License, as assigned with respect to Territory B1.

“Territory B1 Opt-out Countries” mean those countries in North and South America and Oceania and their overseas territories (other than the U.S., countries in Territory B1 and Japan).

“Third Party” means any Person or Governmental Authority, in each case that is not an Affiliate of BMS or Sanofi, as the case may be.

“Third Party Claim” has the meaning set forth in Section 9.1(c)(vii).

“Toll Packaging Agreement” means the Toll Packaging Agreement to be entered into by Bristol-Myers Squibb de Mexico, S. de R.L. de C.V., as contractor, and Sanofi-Aventis de Mexico SA de CV, as principal, in substantially the form attached hereto as Exhibit 3.3(a)[5].

“Transaction Documents” has the meaning set forth in Section 4.1(a).

“Transferred Inventory” means such quantities of Products in finished and packaged form, as determined pursuant to the provisions of Section 2.10, owned at the Initial Closing Date by each of the relevant Selling Companies, ready for commercial sale in the relevant Territories and which will be transferred to the corresponding Purchasing Company under this Agreement;

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provided, however, that Transferred Inventory shall exclude: (i) any quantities of Product in excess of [*] of Estimated Future Sales coverage; (ii) any quantities of Product for which the remaining shelf life is less than [*] measured as of the expected date of sale to wholesalers and/or customers; (iii) any quantities of Previous SKU that, according to the Estimated Future Sales and the date of implementation of the regulatory change, is not saleable under applicable law and/or customary business practices; (iv) any quantities of Product in incomplete or unsealed shipping cases; and (v) any quantities of Product that have been returned by wholesalers or customers.

“Transferred Inventory Purchase Price” has the meaning set forth in Section 2.10(b)(ii).

“TUPE and Analogs” has the meaning set forth in Section 8.4(b).

“Unit Cost” means the legal entity cost for each SKU of the Products as recorded by the Selling Company. Such Unit Costs shall be communicated by each Selling Company to the corresponding Purchasing Company no later than [*] Days prior to the Initial Closing Date with corresponding relevant documents. The parties agree that, in the case of the countries or jurisdictions listed on Schedule 2.10 hereto, the Unit Cost includes a local country markup equal to the percentage appearing opposite the name of such country or jurisdiction in Schedule 2.10 (the “Unit Cost Markup Percentage”).

“Unit Cost Markup” means the amount equal to the Unit Cost of inventory purchased multiplied by the applicable Unit Cost Markup Percentage.

“Unit Cost Markup Percentage” has the meaning set forth in the definition of Unit Cost.

“U.S.” means any State or Commonwealth of the United States of America, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa and any other territory, possession or military base of the United States of America.

“U.S. Sanctions Laws” has the meaning set forth in Section 6.4.

“USIrbeJV” means Bristol-Myers Squibb Sanofi-Synthelabo Partnership, a Delaware general partnership.

“USIrbeJV Acquisition Agreement” means the agreement substantially in the form attached hereto as Exhibit 2.2(a)(i).

“USIrbeJV Alliance Support Agreement” means the U.S. Irbesartan Alliance Support Agreement between Sanofi and BMS, dated as of October 17, 2001, as amended.

“USIrbeJV Alliance Support Agreement Termination Agreement” means the agreement to terminate the USIrbeJV Alliance Support Agreement, substantially in the form attached hereto as Exhibit 2.2(a)(iii).

“USIrbeJV Closing” means the closing of the transactions set forth in Section 2.2.

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“USIrbeJV Irbesartan License” means the Irbesartan Intellectual Property License Agreement by and among Sanofi (as successor to Sanofi-Synthélabo), BMS and USIrbeJV, dated as of October 17, 2001.

“USIrbeJV Partnership Agreement” means the Amended and Restated Partnership Agreement of USIrbeJV dated as of October 17, 2001.

ARTICLE II

RESTRUCTURING OF TERRITORY PARTNERSHIPS AND LOCAL COUNTRY

COMMERCIALIZATION ARRANGEMENTS

2.1 Territory B Partnership.

(a) On the Initial Closing Date:

(i) The Parties shall cause JVB to transfer and assign to sanofi-aventis U.S. LLC, all of JVB’s rights and obligations under each of: (A) the Territory B Clopidogrel License; (B) the Territory B Irbesartan License; and (C) the Territory B Know-How License, in each case solely with respect to Territory B1, pursuant to the Territory B1 Assignment Agreement in substantially the form of Exhibit 2.1(a)(i) attached hereto;

(ii) The Parties shall cause JVB to, and Sanofi shall, amend the Territory B Clopidogrel License, pursuant to the agreement in substantially the form of Exhibit 2.1(a)(ii) attached hereto, to form the Amended and Restated Territory B Clopidogrel License;

(iii) BMS and Sanofi shall, and shall cause JVB to, amend the Territory B Know-How License pursuant to the agreement in substantially the form of Exhibit 2.1(a)(iii) attached hereto, to form the Amended and Restated Territory B Know-How License;

(iv) BMS and Sanofi shall, and shall cause JVB to, amend the assigned portion of the Territory B Know-How License pursuant to the agreement in substantially the form of Exhibit 2.1(a)(iv) attached hereto, to form the Amended and Restated Territory B1 Know-How License;

(v) Sanofi and sanofi-aventis U.S. LLC shall amend the assigned portion of the Territory B Clopidogrel License to form the Amended and Restated Territory B1 Clopidogrel License, such that, among other things, BMS shall no longer be a party thereto; and

(vi) Sanofi and sanofi-aventis U.S. LLC shall amend the assigned portion of the Territory B Irbesartan License to form the Amended and Restated Territory B1 Irbesartan License, such that, among other things, BMS shall no longer be a party thereto;

(vii) Sanofi and BMS shall, and shall cause their relevant Affiliates to, amend the Territory B Alliance Support Agreement and JVB Partnership Agreement to, among other things; (A) consent to the transfer of rights and obligations in Territory B1 to sanofi-aventis

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U.S. LLC; (B) reflect the removal of Territory B1 from Territory B; and (C) provide that the term of the Territory B Alliance Support Agreement shall expire on December 10, 2019, pursuant to the agreements in substantially the form of Exhibits 2.1(a)(vii)[1] and 2.1(a)(vii)[2], respectively, attached hereto;

with the consequence that rights to the Products and associated obligations under such agreements in Territory B1 will be transferred solely to sanofi-aventis U.S. LLC and JVB’s business will remain only with respect to Clopidogrel Product in the U.S.; and

(i) BMS and Sanofi shall execute the FDC Intellectual Property License, in substantially the form attached hereto as Exhibit 1.1(b).

(b) JVB’s overall remuneration for the transfer to sanofi-aventis U.S. LLC and forbearance of certain rights under the foregoing agreements in Territory B1 will be payment (on a quarterly basis and payable in the following quarter) by sanofi-aventis U.S. LLC to JVB in an amount such that the BMS Partner’s allocable share thereof is equal to the applicable percentage as set forth in Table 2.1(b) below (and subject to the provisions in Sections 2.1(d) and (e) herein) of IFRS Net Sales in Territory B1 of:

(i) Irbesartan Products; and

(ii) Clopidogrel Products;

in the countries within Territory B1 between the date of the JVB Closing and the Termination Date;

Table 2.1(b)

Clopidogrel (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

Irbesartan (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

which percentages shall not be subject to any generic penetration/market share or parallel trade adjustments (and any changes in such percentages in Table 2.1(b) above from one year to the next shall be with effect as of January 1 of the year in which the new percentage applies). The remuneration amount shall be declared in Euros based on IFRS Net Sales and shall be paid to JVB in U.S. dollars and converted from Euros to U.S. dollars at the Designated Exchange Rate applicable for the month in which the payment is made.

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(c) Following the JVB Closing, the Parties shall record such payments in a separate account of JVB and shall endeavor in accordance with applicable law to cause JVB to make distributions of such amounts in accordance with each Party’s respective allocable ownership interest in JVB at or promptly after the time such payments are made to JVB.

(d) Sanofi and BMS (or their respective Affiliates), as applicable, shall continue to receive the amounts of the royalties (on a quarterly basis and payable in the following quarter) in accordance with the terms and provisions of the Amended and Restated Territory B1 Clopidogrel License, the Amended and Restated Territory B1 Irbesartan License and the Amended and Restated Territory B1 Know-How License, from sanofi-aventis U.S. LLC; provided, that with respect to Territory B1, the amounts of payments contemplated in the table above shall be reduced by the royalty paid by sanofi-aventis U.S. LLC to BMS under the Amended and Restated Territory B1 Know-How License.

(e) For the avoidance of doubt, remuneration based on the sale of Generic Products in Territory B1 shall be as provided in Section 2.5 and remuneration based on sales of the Products in Territory B1 Opt-out Countries shall be as provided in Section 2.4.

(f) Sanofi or an Affiliate designated by Sanofi shall purchase JVB’s inventory of Products for Territory B1 at the Initial Closing Date for a purchase price (payable in U.S. dollars) equal to the Unit Cost of such inventory as further described in Section 2.10.

(g) BMS’s interest in the amount of profit recorded by JVB prior to the JVB Closing pursuant to the Alliance Agreements in respect of Products comprised in any inventory on the JVB Closing related to Territory B1 (whether such inventory is owned by local Co-Promotion partnerships in Territory B1 and/or local Co-Marketing Affiliates of BMS in Territory B1) and transferred to Sanofi or its Affiliates pursuant to Section 2.1(j) shall be deducted until fully recouped (without double counting) from the remuneration ultimately due to BMS contemplated in Table 2.1(b) above; provided that such deduction shall be limited to the extent of BMS’s interest in the JVB profits attributable to Territory B1 sales, in a manner consistent with past practice for opt-out countries.

(h) The following actions shall be taken as of the JVB Closing, in each case, subject to the receipt of any Requisite Competition Law Approval in a given country in Territory B1:

(i) Sanofi and BMS and their respective Affiliates shall cause (A) Sanofi and its Affiliates to assume control of the distribution and commercialization of the Products in Territory B1 and have control over all decisions relating to distribution, commercialization and medical affairs of the Products in Territory B1, in each case, subject to the receipt of any Requisite Competition Law Approval in a given country in Territory B1; and (B) BMS and its Affiliates to cease all distribution, commercialization and medical affairs of the Products existing at the JVB Closing in Territory B1;

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(ii) The existing Co-Promotion distribution agreements in Territory B1 between JVB and the local Co-Promotion partnerships shall be terminated by mutual agreement of all of the parties to each such agreement pursuant to agreements prepared in accordance with Exhibit 2.1(h)(ii) attached hereto. No Products shall continue to be sold through such partnerships (with respect to Territory B1) after the JVB Closing;

(iii) The existing Co-Marketing distribution agreements in Territory B1 between JVB and local BMS entities and between JVB and local Sanofi entities shall be terminated by mutual agreement of all the parties to each such agreement pursuant to agreements prepared in accordance with Exhibit 2.1(h)(iii) attached hereto. As necessary, the Affiliates of Sanofi and BMS shall enter into transitional distribution agreements as described in Section 2 of Exhibit 2.1(h)(iii) attached hereto, to undertake an orderly transition pending the transfer of local Product registrations; and

(iv) The existing Marketing and Operating Services Agreements in Territory B1 by and among the local Co-Promotion partnerships, the local BMS entities and the local Sanofi entities shall be terminated by mutual agreement of all the parties to each such agreement pursuant to the agreements prepared in accordance with Exhibit 2.1(h)(iv).

(i) The local country Co-Promotion partnerships (or similar vehicles) in Territory B1 shall be wound up in an orderly manner pursuant to agreed upon principles set forth on Exhibit 2.1(i) attached hereto and in accordance with Article 12 (i.e., “Termination”) of the applicable partnership agreement. Notwithstanding the foregoing, the Parties shall maintain, as of the Initial Closing Date and for such longer period as is necessary, the legal existence of any such local country Co-Promotion partnership (or similar vehicle) as a non-operating entity for the sole purpose of participating in, and preserving the rights of the Parties or any of their Affiliates with respect to, any litigation involving such local country Co-Promotion partnership (or similar vehicle). The Parties agree to determine prior to the Initial Closing Date which local country Co-Promotion partnerships (or similar vehicles) will survive in accordance with the foregoing sentence.

(j) Inventory held by either the local country Co-Promotion partnerships (or similar vehicles) or by the local BMS Co-Marketing entities in Territory B1 shall be sold by the entity (for a purchase price payable in the local currency of the applicable country) which legally owns such inventory to relevant Affiliates of Sanofi pursuant to the terms of Section 2.10.

(k) In connection with the wind-up and termination of the local country Co-Promotion partnerships or any deemed buy-out of a BMS local country Affiliate’s interest in the Products where Co-Marketing occurs, except as expressly provided below, neither Party shall be obligated to indemnify the other [*]. If any such wind-up and termination is challenged or a buy-out transaction is deemed to have taken place [*], regardless of whether a Product was commercialized through Co-Promotion or Co-Marketing. In Co-Promotion countries, if BMS and Sanofi (on behalf of the local JVB-related entity) prevail, then the matter shall be deemed closed; [*]

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The foregoing shall apply equally to the local country Co-Promotion partnership entities and the local Affiliates engaged in Co-Marketing, and shall not apply to any other liability coverage or issue (which shall be governed by Article IX) and shall be strictly limited to the [*] for local country [*].

(l) BMS and Sanofi agree that a timely election pursuant to U.S. Internal Revenue Code Section 754 will be made with the JVB tax return for the taxable year in which the JVB interest is transferred.

(m) On the Initial Closing Date, BMS and Sanofi agree to execute an amendment (the “Cash Flow Principles Amendment”), substantially in the form attached hereto as Exhibit 2.1(m), to the BMS/Sanofi Joint Venture Summary of Cash Flow Principles, approved on December 11, 1997 (“Cash Flow Principles”), to: (1) terminate the Cash Flow Principles with respect to Territory B1 and Territory A and (2) change Section 4 thereof as to Co-Promotion partnerships from monthly to quarterly.

(n) The Unit Cost Markup of Transferred Inventory in countries in Territory B1 shall be deducted until fully recouped from the remuneration ultimately due to BMS contemplated in Table 2.1(b).

2.2 U.S. Irbesartan Partnership.

(a) On the Initial Closing Date:

(i) Pursuant to the USIrbeJV Acquisition Agreement substantially in the form of Exhibit 2.2(a)(i) attached hereto, BMS shall cause its Affiliate to sell, assign and transfer, and Sanofi shall cause sanofi-aventis U.S. LLC to purchase and acquire, BMS’s 50.1% interest in USIrbeJV.

(ii) Sanofi and BMS and their respective Affiliates shall cause Sanofi and its Affiliates to assume control of, and BMS to cease, activities relating to the distribution, commercialization and medical affairs of the Irbesartan Products existing at the USIrbeJV Closing and any other activities currently handled by BMS under the Avapro Simplification Agreement;

(iii) Sanofi and BMS shall cause their respective Affiliates to terminate the USIrbeJV Alliance Support Agreement, pursuant to the agreement attached hereto substantially in the form of Exhibit 2.2(a)(iii).

(iv) Sanofi and BMS shall cause their respective Affiliates to amend the USIrbeJV Partnership Agreement, pursuant to the agreement attached hereto substantially in the form of Exhibit 2.2(a)(iv).

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(b) BMS’s overall remuneration for the sale of its interest in USIrbeJV, forbearance of certain rights under the Alliance Agreements relating to USIrbeJV, and continuing use of the BMS Brands in accordance with Article VI hereof, shall consist of (i) the payment set forth in subsection (e) below, and (ii) payment (on a quarterly basis and payable in the following quarter) of the applicable percentage (as set forth in Table 2.2(b) below and subject to the provisions of Sections 2.2(c) and (d) herein) of IFRS Net Sales in the U.S. of Irbesartan Products between the Initial Closing Date and the Termination Date. Such payment will be made to such U.S.-organized BMS Affiliate as designated by BMS as follows:

Table 2.2(b)

Irbesartan (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

which percentages shall not be subject to any generic penetration/market share or parallel trade adjustments (and any changes in such percentages in Table 2.2(b) above from one year to the next shall be with effect as of January 1 of the year in which the new percentage applies). The remuneration amount shall be declared in Euros based on IFRS Net Sales and shall be paid to BMS in USD and converted from Euros to USD at the Designated Exchange Rate applicable for the month in which payment is made.

(c) BMS and Sanofi (or their respective Affiliates), as applicable, shall continue to receive from USIrbeJV the amounts of royalties (on a quarterly basis and payable in the following quarter) in accordance with the terms and provisions of the Amended and Restated USIrbeJV Irbesartan License, which is attached hereto substantially in the form of Exhibit 2.2(c). The amounts of payments contemplated in Table 2.2(b) shall be reduced by the royalty paid by USIrbeJV to BMS under the Amended and Restated USIrbeJV Irbesartan License.

(d) For the avoidance of doubt, remuneration based on the sale of Irbesartan Generic Products in the U.S. shall be as provided in Section 2.5.

(e) The initial portion of the purchase price payable on the USIrbeJV Closing for the sale of BMS’s interest in USIrbeJV shall be the Unit Cost with respect to BMS’s share of the inventory owned by USIrbeJV at the USIrbeJV Closing, denominated in U.S. dollars, pursuant to Section 2.10.

(f) BMS and Sanofi agree that a timely election pursuant to U.S. Internal Revenue Code Section 754 will be made with the USIrbeJV tax return for the taxable year in which USIrbeJV interest is transferred.

(g) The existing distribution agreement between USIrbeJV and the local Co-Promotion partnership in Puerto Rico shall be terminated by mutual agreement of all of the parties to such agreement pursuant to an agreement prepared in accordance with Exhibit 2.1(h)(ii) attached hereto. No Products shall continue to be sold through such partnership in Puerto Rico after the USIrbeJV Closing.

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2.3 Territory A Partnership.

(a) On the Initial Closing Date, the Parties shall cause JVA to lease the business (location-gérance) of JVA to SWIND, so that SWIND shall benefit from the rights to produce, distribute and commercialize the Products. In return for such lease, SWIND shall pay to JVA a lease payment (the “Lease Payment”) in accordance with the terms of the agreement (the “Business Lease”) substantially in the form of Exhibit 2.3(a)(i) attached hereto, which Lease Payment shall constitute the income of JVA and therefore be included in the distributable profits to be distributed to the current JVA members in accordance with their respective ownership interests. Such distributions will be made in Euros on a quarterly basis and paid in the second month of the following quarter.

(b) The Lease Payment shall be determined so that it is the sum of (x) royalty payable pursuant to the Amended and Restated Territory A Clopidogrel License, the Amended and Restated Territory A Irbesartan License and the Amended and Restated Territory A Know-How License plus (y) an amount, such that the BMS JVA Partner’s total allocable share in the distribution of associated profits of JVA corresponds to the applicable percentage (as set forth in Table 2.3(b) below and subject to the provisions of Sections 2.3(c) and (d)) of IFRS Net Sales of:

(i) Irbesartan Products; and

(ii) Clopidogrel Products;

in each case, in the countries within Territory A between the date of the JVA Closing and the Termination Date.

Table 2.3(b)

Clopidogrel (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

Irbesartan (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

which percentages shall not be subject to any generic penetration/market share or parallel trade adjustments.

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(c) BMS and Sanofi, as applicable, shall continue to receive the amounts of the royalties (on a quarterly basis and payable in the following quarter) in accordance with the terms and provisions of the Amended and Restated Territory A Clopidogrel License, the Amended and Restated Territory A Irbesartan License, and the Amended and Restated Territory A Know-How License, from JVA; provided, that the amounts of payments contemplated in the table above shall be reduced by the royalty paid by JVA to BMS under the Amended and Restated Territory A Know-How License. Sanofi shall cause SWIND to provide JVA with the funds necessary to pay any discovery or know-how royalty due to Sanofi, and BMS shall not be responsible for funding such payment.

(d) For the avoidance of doubt, remuneration based on the sale of Generic Products in Territory A shall be as provided in Section 2.5 and remuneration based on sales of the Products in Territory A Opt-out countries shall be as provided in Section 2.4.

(e) The purchase price payable on the Initial Closing Date for the inventory owned by JVA to be sold to SWIND shall equal the Unit Cost (payable in Euros) for such inventory, pursuant to the terms set forth in Section 2.10.

(f) BMS’s interest in the amount of profit recorded by JVA prior to the JVA Closing pursuant to the Alliance Agreements in respect of Products comprised in any inventory on the JVA Closing (whether such inventory is owned by Territory A local Co-Promotion partnerships and/or Territory A local Co-Marketing Affiliates of BMS) and transferred to Sanofi or its Affiliates pursuant to Section 2.3(j)), shall be deducted until fully recouped (without double counting) from the remuneration ultimately due to BMS in Table 2.3(b) above; provided that such deduction shall be limited to the extent of BMS’s interest in the JVA profits, and the calculation of such deduction shall be made in a manner consistent with past practice. Prior to the JVA Closing, Sanofi shall provide BMS with a good-faith estimate of such profits, and BMS shall have an opportunity to review such estimate.

(g) Pursuant to the Share Forward Purchase Agreement to be delivered at the Initial Closing Date, Sanofi’s Affiliate shall be required to acquire, and the BMS JVA Partner shall be required to sell, the BMS JVA Partner’s interest in JVA, using either a new Sanofi entity organized and resident in France for tax purposes or the existing JVA Sanofi Partner, on the Termination Date, or if the Termination Date is not a Business Day, on the first Business Day following the Termination Date, for a purchase price payable at such date for such interest equal to an amount equal to 70 million Euros, minus the Market Withdrawal Adjustment (if any), in each case being calculated as provided in the Share Forward Purchase Agreement. [*] which may be due and payable on the JVA Closing Date and/or the Termination Date shall be shared equally between the seller and the purchaser of the shares of JVA.

(h) On the Initial Closing Date:

(i) Sanofi and BMS and their respective Affiliates shall cause: (A) Sanofi and its Affiliates to assume control of the distribution and commercialization of the Products in Territory A and have control over all decisions relating to distribution, commercialization and medical affairs of the Products in Territory A, in each case, subject to the

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receipt of any Requisite Competition Law Approval in a given country in Territory A; and (B) BMS and its Affiliates to cease all distribution, commercialization and medical affairs of the Products existing at the JVA Closing in Territory A;

(ii) Sanofi shall, and BMS and Sanofi shall cause JVA to, amend the Territory A Clopidogrel License and the Territory A Irbesartan License, pursuant to the agreements substantially in the forms of Exhibits 2.3(h)(ii)[1] and 2.3(h)(ii)[2], respectively, attached hereto;

(iii) BMS and Sanofi shall, and shall cause JVA to, amend the Territory A Know-How License, pursuant to the agreement substantially in the form of Exhibit 2.3(h)(iii) attached hereto;

(iv) BMS and Sanofi shall, and shall cause their respective Affiliates to, terminate the Territory A Alliance Support Agreement, as amended, pursuant to the agreement substantially in the form attached hereto as Exhibit 2.3(h)(iv);

(v) BMS and Sanofi shall cause their respective Affiliates to amend and restate the statuts and Règlement Intérieur of JVA in substantially the forms attached hereto as Exhibits 2.3(h)(v)[1] and (h)(v)[2], respectively;

(vi) BMS and Sanofi shall cause their respective Affiliates to execute the Share Forward Purchase Agreement in substantially the form attached hereto as Exhibit 2.3(h)(vi).

(vii) The existing Co-Promotion distribution agreements in Territory A between JVA and the local Co-Promotion partnerships (or the local Affiliates of BMS or Sanofi, as applicable) shall be terminated by mutual agreement of all of the parties to each such agreement pursuant to agreements prepared in accordance with Exhibit 2.1(h)(ii) attached hereto. No Products shall continue to be sold through such partnerships (with respect to Territory A) after the JVA Closing;

(viii) The existing Co-Marketing distribution agreements in Territory A between JVA and local BMS entities and between JVA and local Sanofi entities shall be terminated by mutual agreement of all the parties to each such agreement pursuant to agreements prepared in accordance with Exhibit 2.1(h)(iii). As necessary, the Affiliates of Sanofi and BMS shall enter into transitional distribution agreements as described in Section 2 of Exhibit 2.1(h)(iii) attached hereto, to undertake an orderly transition pending for the transfer of local Product registrations;

(ix) The existing Marketing and Operating Services Agreements in Territory A by and among the local Co-Promotion partnerships, the local BMS entities and the local Sanofi entities shall be terminated by mutual agreement of all of the parties to each such agreement pursuant to agreements prepared in accordance with Exhibit 2.1(h)(iv); and

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(x) BMS and Sanofi shall execute the FDC Intellectual Property License, in substantially the form attached hereto as Exhibit 1.1(b).

(i) The local country Co-Promotion partnerships (or similar vehicles) in Territory A shall be wound up in an orderly manner pursuant to agreed-upon principles set forth on Exhibit 2.1(i) attached hereto and in accordance with Article 12 (i.e., “Termination”) of the applicable partnership agreement. Notwithstanding the foregoing, the Parties shall maintain, as of the Initial Closing Date and for such longer period as is necessary, the legal existence of any such local country Co-Promotion partnership (or similar vehicle) as a non-operating entity for the sole purpose of participating in, and preserving the rights of the Parties or any of their Affiliates with respect to, any litigation involving such local country Co-Promotion partnership (or similar vehicle). The Parties agree to determine prior to the Initial Closing Date which local country Co-Promotion partnerships (or similar vehicles) will survive in accordance with the foregoing sentence.

(j) Inventory held by either the local country Co-Promotion partnerships (or similar vehicles) or by the local BMS Co-Marketing entities in Territory A shall be sold by the entity (for a purchase price payable in the local currency of the applicable country) which legally owns such inventory to relevant Affiliates of Sanofi pursuant to the terms of Section 2.10.

(k) In connection with the wind-up and termination of the local country Co-Promotion partnerships or any deemed buy-out of a BMS local country Affiliate’s interest in the Products where Co-Marketing occurs, except as expressly provided below neither Party shall be obligated to indemnify the other [*]. If any such wind-up and termination is challenged or a buy-out transaction is deemed to have taken place by [*], regardless of whether a Product was commercialized through Co-Promotion or Co-Marketing. In Co-Promotion countries, if BMS and Sanofi (on behalf of the local JVA-related entity) prevail, then the matter shall be deemed closed; [*] The foregoing shall apply equally to the local country Co-Promotion partnership entities and the local Affiliates engaged in Co-Marketing, and shall not apply to any other liability coverage or issue (which shall be governed by Article IX) and shall be strictly limited to the [*] for local country [*].

(l) After the Initial Closing Date, Sanofi agrees not, to the extent within its control, to impose any new costs or liabilities on JVA that would have the result of reducing the distributions to the JVA members in accordance with Section 2.3(a).

(m) Each of BMS and Sanofi agree that it shall neither dissolve or liquidate nor permit to be dissolved or liquidated the BMS JVA Partner or the Sanofi JVA Partner, respectively, prior to the Termination Date, nor shall it take or permit to be taken any act which could negatively affect the full unencumbered ownership by the BMS JVA Partner or the Sanofi JVA Partner of their respective interests in JVA at any time prior to the Termination Date.

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(n) The Unit Cost Markup of Transferred Inventory in countries of Territory A shall be deducted until fully recouped from the remuneration ultimately due to BMS contemplated in Table 2.3(b).

2.4 Opt-out Agreements.

(a) Other than as set forth in this Section 2.4(a), the Opt-out Agreements shall remain in full force and effect in accordance with their current terms; provided, however, that the Opt-out Agreements are hereby amended, as of the Initial Closing Date, to: (i) replace the rates payable under them with the corresponding rates set out in Table 2.4(a) below for Territory A Opt-out Countries and/or Territory B1 Opt-out Countries; and (ii) replace any termination or expiration date referenced in such Opt-out Agreements with the Termination Date. For the avoidance of doubt, any indemnification and related damages payable to BMS thereunder shall continue and survive the Termination Date and remain in place and are not affected hereby. In addition, any Territory A Opt-out Countries and Territory B1 Opt-out Countries for which a Product is not subject to an Opt-out Agreement are hereby confirmed to be “opt-out” countries consistent with past practice for such Product with remuneration payable under this Section 2.4 for such Products sold in such countries (other than any of the countries listed on Schedule 6.4, which Schedule 6.4 shall be deemed to be amended to include any country identified pursuant to the second sentence of Section 6.4, for which remuneration is not due to BMS). With respect to Territory A Opt-out Countries, a termination payment shall be made on the Termination Date pursuant to Section 2.4(b) below.

Table 2.4(a)

Territory A Opt-out Countries:

Clopidogrel Products (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
China:	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%
Turkey, Malaysia, Singapore:	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%
Other Territory A Opt-out Countries:	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

Irbesartan Products (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

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Territory B1 Opt-out Countries:

Clopidogrel Products (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

Irbesartan Products (% of IFRS Net Sales):	2013	2014	2015	2016	2017	2018
	[*]%	[*]%	[*]%	[*]%	[*]%	[*]%

Notwithstanding the terms of the Opt-out Agreements, the applicable rates shall not be subject to any generic penetration/market share or parallel trade adjustments (and any changes in such percentages in Table 2.4(a) above from one year to the next shall be with effect as of January 1 of the applicable year). Payments required pursuant to this Section 2.4(a) shall be paid in Euros.

(b) Upon the termination of the Opt-out Agreements for Territory A Opt-out Countries pursuant to Section 2.4(a) above, Sanofi shall pay on the Termination Date, or if the Termination Date is not a Business Day, the first Business Day following the Termination Date, a termination lump sum of an amount in Dollars equal to (a) $200 million minus (b) the Market Withdrawal Adjustment (if any) calculated under Section 2.12 and minus (c) 70 million Euros converted into Dollars at the spot rate of exchange on December 31, 2018 using the fixing rate published by the European Central Bank which appears on the Bloomberg page EUCFUSD Index or whichever page may be substituted therefor (or, should the European Central Bank not make the rate available to Bloomberg for publication on December 31, 2018, the relevant rate shall be the one applicable for the immediate succeeding Business Day).

2.5 Autogenerics and Other Sanofi Generic Products.

(a) A specific royalty rate shall be payable by Sanofi to BMS (or to E.R. Squibb & Sons LLC with respect to the U.S. autogeneric Irbesartan Products) (on a quarterly basis and payable in the following quarter) on IFRS Net Sales of generic products with Clopidogrel as the sole active ingredient, Clopidogrel with acetylsalicylic acid as the sole active ingredients, Irbesartan as the sole active ingredient, and Irbesartan with Hydrochlorothiazide as the sole active ingredients in each case, in finished form, sold by Sanofi or its Affiliates or their licensees (collectively, “Generic Products”) from the Initial Closing Date until the Termination Date (and any other termination or expiration date referenced in an Autogeneric Agreement shall be deemed to be replaced with the Termination Date), as follows:

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(i) No royalty paid for Clopidogrel Generic Products in the European Union (the “EU”) and Switzerland. For the avoidance of doubt, no royalty shall be paid for Clopidogrel Generic Products in a country that is added to or exits from the EU unless, with respect to a country that is added to the EU, a royalty rate was paid prior to its addition, in which case the royalty rate shall be maintained.

(ii) Clopidogrel (mono and combo) Generic Products in Australia: [*]% of IFRS Net Sales.

(iii) U.S. Irbesartan Generic Products: [*]% of IFRS Net Sales.

(iv) EU Irbesartan (mono and combo) Generic Products: [*]% of IFRS Net Sales.

(v) Clopidogrel Generic Products in Mexico: [*]% of IFRS Net Sales.

(vi) Zentiva Clopidogrel Generic Products (Pingel®) in Turkey: [*]% of IFRS Net Sales.

(vii) Medley Clopidogrel Generic Products (Brazil): [*]% of IFRS Net Sales.

(viii) Zentiva Clopidogrel Generic Products (Trombex®) in Eastern Europe: [*]% of IFRS Net Sales.

(ix) Irbesartan (mono and combo) Generic Products in Australia, if any: rate applicable to the Irbesartan Products in Territory B1 (as reflected on Table 2.1(b)).

(x) Irbesartan (mono and combo) Generic Products in Mexico, if any: rate applicable to the Irbesartan Products in Territory B1 (as reflected on Table 2.1(b)).

(xi) All Generic Products acquired by Sanofi from a Third Party from and after the Initial Closing Date until the Termination Date (including (a) Generic Products in the territories and of the compounds described in clauses (i) through (x) above acquired from and after the Initial Closing Date and (b) any acquired business or product line then selling products with Clopidogrel as the sole active ingredient, Clopidogrel with acetylsalicylic acid as the sole active ingredients, Irbesartan as the sole active ingredient, and Irbesartan with Hydrochlorothiazide as the sole active ingredients, in each case, in finished form): that percentage of IFRS Net Sales equal to the rate resulting from the following formula = (A) + (B), where:

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A = (Baseline Net Sales) x (the [*] of (i) [*]% or (ii) in respect of sales in Territory A, the rate set forth in Section 2.3, in respect of sales in Opt-out Countries, the rate set forth in Section 2.4, and in respect of sales in Territory B1, the rate set forth in Section 2.1, in each case that is applicable in the corresponding country(ies)); and

B = (Actual IFRS Net Sales – Baseline Net Sales) x (in respect of sales in Territory A, the rate set forth in Section 2.3, in respect of sales in Opt-out Countries, the rate set forth in Section 2.4, and in respect of sales in Territory B1, the rate set forth in Section 2.1, in each case that is applicable in the corresponding country(ies)).

Baseline = [*] of IFRS Net Sales of such acquired Generic Product(s) in the relevant country(ies) immediately preceding the date on which Sanofi acquired the Generic Product(s) (“Baseline Net Sales”).

If the Actual IFRS Net Sales are below the Baseline Net Sales, then the royalty rate shall be deemed to be the lower of (i) [*]% or (ii) in respect of sales in Territory A the rate set forth in Section 2.3, in respect of sales in Opt-out Countries, the rate set forth in Section 2.4, and in respect of sales in Territory B1, the rate set forth in Section 2.1, in each case that is applicable in the corresponding country(ies). Sanofi shall begin to include sales of Generic Products acquired by Sanofi under clause (xi) above in IFRS Net Sales on which remuneration is paid hereunder on the later of (y) the date on which Sanofi acquired the Generic Products and (z) the date on which Sanofi consolidates the acquired business or product line in its financial reports so long as such date is not greater than thirty (30) days after the acquisition date.

Notwithstanding the foregoing, if, after the Initial Closing Date, Sanofi or any of its Affiliates acquires a business, or acquires or combines with a Person, which, at the time of such acquisition or combination, makes, sells, promotes or otherwise commercializes (i) a Generic Product containing Irbesartan or Clopidogrel outside of the U.S. or (ii) a Generic Product containing Irbesartan in the U.S. and Sanofi and its Affiliates disposes of the relevant portion of the business or securities of the Person which undertakes the foregoing activity within [*] after the completion of such acquisition or combination, then [*] shall be paid by Sanofi to BMS with respect to such Generic Product for the period of time from the date of such acquisition or combination until the disposal.

(xii) For all Generic Products (except for those covered in clauses (i) through (x) above, which shall be paid at the rates set forth therein) developed or launched by Sanofi from and after the Initial Closing Date until the Termination Date: the rate shall be the [*] of (A) [*]% or (B): (i) in respect of sales in Territory A, the rate set forth in Section 2.3; (ii) in respect of sales in Opt-out Countries, the rate set forth in Section 2.4; and (iii) in respect of sales in Territory B1, the rate set forth in Section 2.1, in each case that is applicable in the corresponding country(ies).

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(b) [*] or other compensation (including any payments in respect of terminal value) will be due under the Autogeneric Agreements with respect to periods following the Termination Date. For the avoidance of doubt, any indemnification obligations and related damages payable to BMS thereunder shall survive the Termination Date and remain in place and are not affected hereby. The Autogeneric Agreements shall be amended hereby to: (i) replace any termination or expiration date referenced therein with the Termination Date, (ii) delete any provisions requiring the payment of terminal value and (iii) with respect to the Irbesartan Autogenerics Agreement, dated July 30, 2012, delete BMS’s prior approval to launch Irbesartan with Hydrochlorothiazide after the Initial Closing Date. All payments required to be made pursuant to this Section 2.5 shall be made in Euros, except that all such payments in respect of sales of Irbesartan Generic Product in the U.S. shall be made in U.S. Dollars.

2.6 Clinical Trial Supplies. With respect to clinical trial supplies, the applicable percentage of IFRS Net Sales for clinical supplies of Irbesartan Products or Clopidogrel Products (that is payable by Sanofi to BMS) shall be the relevant percentage of IFRS Net Sales as provided in Sections 2.1, 2.2, 2.3 or 2.4 that is applicable in the country of the relevant purchaser (i.e., the invoiced legal entity) of such clinical supplies.

2.7 Initial Closing.

(a) The Initial Closing Date shall take place at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the satisfaction or waiver of the conditions set forth in Article X at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, New York, New York 10007 (or remotely via the exchange of facsimile or “.pdf” signature pages with originals to follow). The Parties acknowledge that individual documents may be executed and delivered in other locations.

2.8 Initial Closing Date Deliveries.

(a) On the Initial Closing Date, each of the Parties shall deliver or cause to be delivered to the other Party all of the following, and in the case of executed agreements, documents or instruments, in each case executed by a duly authorized representative of such Party or such Party’s Affiliate(s) on such Party’s or its Affiliate’s behalf:

(i) Each of the Closing Date Agreements set forth on Schedule 1.1(a).

(ii) Each of the applicable local agreements referenced in Sections 2.1(h)-(i), Section 2.2(g) and Sections 2.3(h)-(i) pursuant to agreements prepared in accordance with Exhibits 2.1(h)(ii) through 2.1(i), as applicable, for each country in Territory B1 and Territory A, in each case other than for each Designated Country, and Puerto Rico, as applicable.

(b) On the Initial Closing Date, BMS shall perform or deliver or cause to be delivered to Sanofi, in each case executed by a duly authorized representative of BMS or BMS’s Affiliate(s) on BMS or its Affiliate’s behalf, certificate(s) representing BMS’s USIrbeJV interests acquired by sanofi-aventis U.S. LLC pursuant to the USIrbeJV Acquisition Agreement.

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2.9 Additional Closing Deliveries.

(a) After the Initial Closing Date, if a Requisite Competition Law Approval has been obtained prior to [*] for a Designated Country, Additional Closings shall occur on a country-by-country and quarterly basis, as applicable, in accordance with Section 8.10.

(b) On the date of each Additional Closing, each of the Parties shall deliver or cause to be delivered to the other Party all of the following, and in the case of executed agreements, documents or instruments, in each case executed by a duly authorized representative of such Party or such Party’s Affiliate(s) on such Party’s or its Affiliate’s behalf:

(i) Evidence of receipt of the Requisite Competition Law Approval with respect to such country; and

(ii) Each of the applicable local agreements referenced in Sections 2.1(h)-(i), Section 2.2(g) and Sections 2.3(h)-(i) pursuant to agreements prepared in accordance with Exhibits 2.1(h)-(i), as applicable, for the applicable country in Territory B1 or Territory A, which, in each case, shall be modified as necessary to apply to an Additional Closing.

2.10 Inventory Purchase.

(a) Information on Transferred Inventory. Schedule 2.10 – Part A Column “Estimated Inventory as of Initial Closing Date” contains an indicative list of the quantities of each Product in finished and packaged form in each Territory listed in Schedule 2.10 – Part A Column “Country,” as of the Initial Closing Date. No later than the [*] Day prior to the Initial Closing Date, the Parties shall agree upon Estimated Future Sales,1 and BMS shall communicate to Sanofi an updated list of each Product (outlining Previous SKUs, if any) that BMS estimates to constitute Transferred Inventory on the Initial Closing Date, for each Territory. Such list shall be made available to Sanofi for information purposes only.

(b) Purchase and Sale of Inventory with Physical Transfer of the Inventory from the Location of an Affiliate of BMS to the Location of an Affiliate of Sanofi. Upon the terms and subject to the conditions of this Agreement, on the Initial Closing Date, BMS shall cause its Affiliates listed in Schedule 2.10 – Part A Column “Selling Companies” (the “Selling Companies”) to sell, transfer, and assign to the Affiliates of Sanofi listed in Schedule 2.10 – Part A Column “Purchasing Companies” (the “Purchasing Companies”) and Sanofi shall cause the Purchasing Companies to acquire and assume from the Selling Companies all right, title, and interest of the Selling Companies in the Transferred Inventory, in accordance with the following provisions.

1 Such Estimated Future Sales will be based on the estimated quantities set forth in Schedule 2.10 plus pending orders minus projected sales until Initial Closing Date.

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(i) The location of the Transferred Inventory in each Territory is set forth on Schedule 2.10 – Part A Column “Seller’s Premises” (the “Seller’s Premises”). As soon as practicable following the Initial Closing Date and no later than the [*] Day following the Initial Closing Date, the relevant Selling Company and Purchasing Company shall commonly perform a physical stock-take of the Transferred Inventory at the Seller’s Premises, and each Selling Company shall make available within [*] Days to the Purchasing Company the Transferred Inventory in accordance with Ex-Works Incoterms 2010 at the relevant Selling Company.

(ii) Within [*] Days following the date of the physical stock-take, the relevant Purchasing Company shall notify the Selling Company in writing regarding (a) the quantities of Products actually delivered to the Purchasing Company, it being specified that the Purchasing Company shall be entitled to return for each Product any quantities of such Product that do not meet the definition of Transferred Inventory and that such quantities of Products returned to the Selling Company (at the Selling Company’s sole expense) shall not be included in the Transferred Inventory and (b) the aggregate valuation of the Transferred Inventory calculated by multiplying (i) the Unit Cost of each item of the Transferred Inventory by (ii) the quantity of each item of such Transferred Inventory (the aggregate value of all such multiplications hereinafter the “Transferred Inventory Purchase Price”).

(iii) The Selling Company shall have the right to review all working papers and procedures used to determine the Transferred Inventory Purchase Price. Unless, within [*] Days after delivery of the notification referred to the paragraph (b) above, the Selling Company notifies to the Purchasing Company in writing that it objects to the Purchasing Company’s determination of the Transferred Inventory Purchase Price, then the Selling Company shall issue an invoice equal to the Transferred Inventory Purchase Price, plus VAT (or other similar taxes), as applicable, and, upon receipt, the Purchasing Company shall pay the amount of such invoice to the Selling Company by wire transfer of immediately available funds to the account indicated by the Selling Company within [*] Days following the receipt of such invoice.

(iv) In the event the Parties fail to agree on the Transferred Inventory Purchase Price within [*] Business Days after the notification referred to in Paragraph (c) above has been given, all remaining matters in dispute shall be submitted to the office of an internationally reputed accounting firm (other than the auditors of either Party) (the “Resolution Accounting Firm”). In the event the Parties are unable to agree upon the selection of the Resolution Accounting Firm within [*] Days after expiration of the [*] Day period referred to above, the Resolution Accounting Firm shall be appointed by the International Center for Expertise of the International Chamber of Commerce, Paris, France at the request of either Party (the first Party making such request being considered the “most diligent party” (la partie la plus diligente)). The International Center for Expertise shall not, however, administer the dispute resolution procedure. The request to the International Center for Expertise shall include a copy of this Agreement. The Resolution Accounting Firm shall, acting as experts and not as arbitrators, make a final determination as to all remaining matters in dispute with respect to the Transferred Inventory Purchase Price, which determination shall be conclusive and binding on the Purchasing Company, the Selling Company, and the Parties in the absence of manifest error. The cost of retaining the Resolution Accounting Firm shall be borne equally by the Selling Company and the Purchasing Company. The Selling Company and the Purchasing Company agree to

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cooperate with each other in order to resolve any and all matters in dispute as soon as possible. The Transferred Inventory Purchase Price, as determined by the Resolution Accounting Firm, shall be paid by the Purchasing Company in accordance with the provisions of Section 2.10(b)(iii) above.

(c) Purchase and Sale of Inventory with no Physical Transfer of the Inventory.

(i) Upon the terms and subject to the conditions of Agreement, the Parties hereby agree that joint venture companies listed in Schedule 2.10 – Part B Column “Selling Companies” (the “Selling Companies”) shall sell, transfer, and assign to the Affiliates of Sanofi listed in Schedule 2.10 – Part B Column “Purchasing Companies” (the “Purchasing Companies”) on the Initial Closing Date, all right, title, and interest of the Selling Companies in the Transferred Inventory, in accordance with the following provisions.

(ii) In each Territory listed in Schedule 2.10 – Part B Column “Territory”, the Transferred Inventory owned by the Selling Company as of the Initial Closing Date shall be sold to the corresponding Purchasing Company at its net book value, as determined in accordance with the Selling Company’s accounting rules as consistently applied, as of the Effective Date. The Selling Company shall issue an invoice equal to the amount of the net book value of such Transferred Inventory, plus [*] and, upon receipt, the Purchasing Company shall pay the amount of such invoice to the Selling Company by wire transfer of immediately available funds to the account indicated by the Selling Company within thirty (30) Business Days following the receipt of such invoice.

2.11 Remuneration Payments.

(a) In consideration of the rights and licenses granted under this Agreement, Sanofi shall pay, or shall cause to be paid, all remuneration payments due to BMS under this Agreement, and whether under this Article II or otherwise, and any other Transaction Document on a quarterly basis within [*] days of the end of each calendar quarter. Each such payment shall be accompanied by an accurate statement of: (i) the amount of IFRS Net Sales of the Products (denominated in Euros), set forth on a [*], during such calendar quarter (together with the underlying calculations in reasonable detail for such amount); (ii) the remuneration payments due to BMS under this Agreement set forth on a [*] basis; and (iii) the calculation of all payments to be made to BMS for such calendar quarter (each a “Payment Report”)

(b) All payments to be made hereunder shall be made by wire transfer in immediately available funds to the respective bank accounts of BMS (or its designee) as designated in writing to Sanofi, unless the Parties agree to settle such payments through other means.

(c) Sanofi shall maintain: (i) books, records and accounts which accurately and fairly reflect, in reasonable detail, the IFRS Net Sales of the Products; and (ii) an adequate system of internal accounting controls. All books, records and accounts referred to in clause (i) above shall be maintained for not less than [*], or for such longer period if and as required by applicable law, following the date of the sales constituting the IFRS Net Sales and shall be made available for reasonable review upon request by BMS.

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(d) Sanofi shall provide to BMS: (i) Sanofi’s non-binding forecast of IFRS Net Sales for the current fiscal year and for the succeeding [*] no later than May 31 of each year until the Termination Date; and (ii) Sanofi’s non-binding re-forecast of IFRS Net Sales for current year and budgeted forecast of IFRS Net Sales for the succeeding 12 month period no later than October 31st of each year until the Termination Date, together with information and documentation supporting Sanofi’s calculations therefor. BMS shall have an opportunity to review with Sanofi its calculations and underlying assumptions in connection with such forecasts.

(e) At the request of BMS, Sanofi shall, and shall if applicable cause its Affiliates to, permit BMS or an independent, certified public accountant not having any significant relation to either BMS or Sanofi, as appointed by BMS, at reasonable times and upon reasonable notice, to examine the books and records of Sanofi (or its relevant Affiliate) as may be necessary to: (i) determine, with respect to any calendar quarter ending not more than [*] prior to the related request, the correctness of any Payment Report or payment made under this Agreement or any other Transaction Document; (ii) obtain information as to the amount payable for any such calendar quarter in the case of failure on the part of Sanofi or its relevant Affiliate to report or pay pursuant to this Agreement or on the part of any party to any other Transaction Document; or (iii) enforce any rights relating to audits and/or books and records under the Alliance Agreements as in effect prior to the date hereof; provided, however that BMS shall not have the right to make an audit request more than once every twelve (12) calendar months. The results of any such audit shall be promptly made available to the Parties. Further, for the avoidance of doubt, it is the Parties’ intent that the audit rights granted under the terms of the Alliance Agreements as in effect prior to the date hereof shall survive in accordance with their terms, notwithstanding any provision to the contrary herein or in any other Closing Date Agreement or Alliance Agreement. Each Party grants to the other Party the rights under the preceding sentence.

(f) BMS shall bear the full cost and expense of any such audit, unless such audit discloses that the amount due to BMS is more than the amount paid by more than [*] percent ([*]%) of the amount due, in which case Sanofi shall bear the full cost and expense of such audit.

(g) The determination by an independent, certified public accountant pursuant to this Section 2.11 as to the amount due and payable by Sanofi, or its relevant Affiliate, shall be conclusive and binding on the Parties.

(h) All payments due under this Agreement shall be paid in full without deduction, except for taxes (if any) required to be withheld by applicable law in Territory A or Territory B1, as applicable, with respect to such payments. If Sanofi is required under applicable law to withhold any tax to the revenue authorities in any country in Territory A or Territory B1, as applicable, regarding any payment to BMS, the amount of such tax shall be

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deducted by Sanofi and paid to the relevant revenue authority, and Sanofi shall notify BMS thereof, and shall promptly furnish to BMS all copies of any tax certificate or other documentation evidencing such withholding. If any such tax shall subsequently be found to be due, payment of such tax shall be the responsibility of Sanofi. Notwithstanding the foregoing, BMS and Sanofi shall cooperate reasonably to reduce or eliminate any such withholding tax under applicable law or treaty.

2.12 Market Withdrawal.

(a) The determination of a Market Withdrawal and the computation of any Market Withdrawal Adjustment in Territory A shall be made in accordance with the Share Forward Purchase Agreement.

(b) If Sanofi determines that a Market Withdrawal has occurred in one or more Territory A Opt-out Countries, Sanofi shall promptly provide written notice of such determination to BMS (including such records regarding sales, profitability, market share and other information from Sanofi for the applicable market as may be reasonably requested by BMS). BMS shall, within [*] days after receipt of such notice indicate to Sanofi whether it objects to Sanofi’s determination that a Market Withdrawal has occurred. If BMS objects to such a determination, the Parties shall resolve such dispute in accordance with the procedures set forth in Section 12.4.

(c) If there has been a Market Withdrawal in one or more Territory A Opt-out Countries, each of BMS and Sanofi shall reach its own independent conclusion as to the amount of the Market Withdrawal Adjustment resulting from the Market Withdrawal (each, an “Estimated Market Withdrawal Adjustment”) and shall deliver to the other Party a written notice (each an “Estimated Market Withdrawal Notice”) on the [*] day following the earlier of the date on which: (i) BMS acknowledges that a Market Withdrawal has occurred; or (ii) the Dispute as to whether a Market Withdrawal has occurred is resolved (the earlier of (i) or (ii), the “Market Withdrawal Adjustment Resolution Date”). Each of BMS and Sanofi shall bear its own costs in connection with such determination. If one Party fails to deliver an Estimated Market Withdrawal Notice within [*] days of the date of the Market Withdrawal Adjustment Resolution Date, then the other Party’s determination of the Market Withdrawal Adjustment shall be considered final and binding on the Parties.

(d) If the highest figure (the “High Value”) provided by one Party on its Estimated Market Withdrawal Notice for the Market Withdrawal Adjustment is less than or equal to [*]% of the lower figure (“Low Value”) provided by the other on its Estimated Market Withdrawal Notice, then the Market Withdrawal Adjustment shall equal the arithmetical average of the High Value and the Low Value.

(e) If the High Value is more than [*]% of the Low Value (or, for the avoidance of doubt, an amount equal to [*] multiplied by the Low Value), BMS and Sanofi shall within [*] days after receipt of the Estimated Market Withdrawal Notice appoint [*] (“Independent Expert”) to determine the Market Withdrawal Adjustment. If [*] is unable or unwilling to act, or if it has provided services to either Party after the Initial Closing Date, then

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BMS and Sanofi shall cooperate in good faith to appoint an independent certified public accounting firm of international recognition mutually agreeable to BMS and Sanofi, in which event “Independent Expert” shall mean such firm. Within [*] days of its appointment, the Independent Expert shall, after having made its own estimate of the Market Withdrawal Adjustment, determine the Market Withdrawal Adjustment by selecting (a) the High Value or (b) the Low Value, whichever is closer to its own estimate of the Market Withdrawal Adjustment. Each Party shall provide the Independent Expert with the documentation in support of its Estimated Market Withdrawal Adjustment, and the Independent Expert shall keep such documentation confidential and shall not share it with the other Party. The expenses and fees of the Independent Expert shall be borne equally by BMS and Sanofi.

(f) The determination of the Independent Expert shall be final and binding on the Parties and may not be appealed, other than in cases of fraud or manifest error (erreur grossière).

(g) The final determination of the Market Withdrawal Adjustment by an Independent Expert shall be accompanied by a written report setting out the details of the determination by the Independent Expert of such value.

2.13 Other Alliance Agreements. If either Party or one of its Affiliates becomes aware of an Alliance Agreement that has not been amended, modified or terminated pursuant to the terms of this Agreement whose continued effectiveness would be inconsistent with the transactions contemplated hereby, then such Party shall notify the other Party and the Parties shall, or shall cause their Affiliates to, terminate such Alliance Agreement, effective as of the Initial Closing Date, unless such termination would have an adverse impact on either Party, in which case the Parties shall cooperate with each other to find a commercially reasonable alternative to termination.

ARTICLE III

FINISHED PRODUCT MANUFACTURING AND IRBESARTAN API

MANUFACTURING

3.1 Irbesartan Products and Clopidogrel Products.

(a) On and after the Initial Closing Date, Sanofi shall assume responsibility (with respect to for Territory A, Territory B and Territory B1) for:

(i) the manufacture of finished product tablets and packaging for Irbesartan Products; and

(ii) the manufacture of finished product tablets and packaging for Clopidogrel Products.

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(b) After the Initial Closing Date, and at the request of Sanofi, on a Product-by-Product basis and on a country-by-country basis, BMS shall continue packaging and releasing each of: (i) Clopidogrel Products currently Co-Marketed by BMS in Mexico; (ii) Clopidogrel Products currently Co-Marketed by BMS in Colombia; (iii) Irbesartan Products currently Co-Marketed by BMS in Mexico; (iv) Irbesartan Products currently Co-Marketed by Sanofi in Mexico; and (v) Irbesartan Products currently Co-Marketed by BMS in Argentina. Sanofi shall use commercially reasonable efforts to obtain such registrations to enable Sanofi to perform such packaging and releasing functions.

(c) The existing supply arrangements between the Parties regarding Clopidogrel in the U.S. shall be amended and replaced in accordance with the Supply Agreements. The Existing Supply Agreements shall be terminated on the Initial Closing Date pursuant to agreements prepared in accordance with Exhibit 3.1(c).

3.2 Irbesartan API Manufacturing.

(a) The balancing mechanism applicable to the manufacturing of Irbesartan Products described in any agreement currently in force as between the Parties or their Affiliates shall terminate on the Initial Closing Date. There shall be no separate compensation to BMS for the termination of such balancing mechanism.

(b) BMS shall manufacture Irbesartan API for Irbesartan Products in each of the following calendar years in the following amounts set forth under the “BMS’s obligation to supply” row in Table 3.2, and shall exclusively sell Irbesartan API to Sanofi during 2013 through 2015 (except that BMS may also use Irbesartan API for a fixed dose combination product permitted by Section 8.3(e)). The price for such Irbesartan supplied by BMS shall equal [*]/ metric tonne.

Table 3.2

	2013	2014	2015
Forecasted total demand (in tonnes)	[*]	[*]	[*]
BMS’s obligation to supply	[*]	[*]	[*]

If forecasted total yearly demand, as determined by Sanofi, is lower than [*] tonnes in 2013, [*] tonnes in 2014 or [*] tonnes in 2015, then BMS will manufacture and supply [*] % of such total yearly demand for the applicable year. If BMS fails to supply Sanofi’s demanded quantity for any period in 2013, 2014 or 2015, Sanofi shall be relieved of the foregoing purchase obligation for such year to the extent provided in the Irbesartan API Supply Agreement.

(c) Sanofi shall manufacture and supply the Irbesartan intermediates known as “SR48001a,” “SR47563” and “Irbesartan crude” that are required by BMS to manufacture Irbesartan API until 2015 and in accordance with the pricing set forth on Exhibit 4.1 to the Irbesartan Intermediates Supply Agreement and Exhibit 4.1 to the Irbesartan Crude Toll Manufacturing Agreement. To the extent that Sanofi is able to meet BMS’s requirements, BMS shall be required to purchase from Sanofi: (i) all its “SR48001a” requirements, less [*] metric tons ([*] MT) that BMS is entitled to purchase from any other source; (ii) all of BMS’s “SR47563” requirements that BMS does not elect to manufacture by itself or through one of its Affiliates and (iii) all of BMS’s “Irbesartan crude” requirements.

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3.3 Supply/Tolling Agreements.

(a) Each of the Parties shall (i) cause their Affiliate(s) and/or their partnerships referenced herein, as applicable, to execute supply or tolling agreements in substantially the forms attached hereto as Exhibits 3.3(a)[1] to [5] and (ii) agree in good faith to amend the existing quality agreements prior to the Initial Closing Date to reflect changes in the underlying responsibilities of the Parties and their Affiliates (“Quality Agreement Amendments” and, together with the agreements referenced in clause (i) above, the “Supply Agreements”), in order to memorialize the supply or tolling arrangements for: (A) manufacturing finished Product tablets and packaging for Clopidogrel Products in the U.S.; (B) packaging and releasing Irbesartan Products and Clopidogrel Products for Mexico, Argentina and Colombia; and (C) manufacturing Irbesartan API and Irbesartan intermediates for Irbesartan Products throughout the world (other than in Japan) as described in this Article III.

(b) Each Supply Agreement for Irbesartan Products shall provide that the Parties will discuss in good faith adapting the quantities of Irbesartan API to be purchased by Sanofi from BMS in response to such adverse change in the demand in the event of:

(i) a material adverse change affecting Irbesartan demand (not attributable to acts or omissions of Sanofi that constitute negligence or willful misconduct); or

(ii) an intellectual property claim related to an Irbesartan product in any country which may result in the entry of an Irbesartan Generic Product in such country(ies) before the relevant patent expiry.

3.4 Resolution of Inconsistencies. To the extent there is any inconsistency between the provisions of Sections 3.2 or 3.3, on the one hand, and the Supply Agreements, on the other hand, the terms of the relevant Supply Agreement shall control.

3.5 Industrial Committee. The parties shall, by the Initial Closing Date, establish an industrial committee (the “Industrial Committee”) to manage the activities contemplated by the Supply Agreements. The Industrial Committee shall at all times consist of [*] representatives of BMS and Sanofi. All recommendations and decisions made by the Industrial Committee shall be made by a consensus of the representatives of Sanofi and BMS thereon. If the Industrial Committee is unable to reach a decision on any matter, the dispute shall be resolved as provided in Section 12.4.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Parties. Each Party (with respect to itself and each of its Affiliates that is a party to one of the Closing Date Agreements) represents and warrants to the other Party as follows as of each of the date hereof, the Initial Closing Date and the date of each Additional Closing:

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(a) Organization; Authority. Such Person is a corporation or other business entity, as the case may be, duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the laws of its respective jurisdiction of formation or organization (as applicable). Such Person has the requisite corporate or other applicable power and authority to own, lease and operate its material properties and to carry on its businesses as presently conducted. Such Person is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a material adverse effect on such Person’s ability to consummate the transactions contemplated by this Agreement and the Closing Date Agreements to which it is a party (together, the “Transaction Documents”).

(b) Consents. No notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Authority are necessary for the execution, delivery or performance by such Person of this Agreement or the consummation by such Person of the transactions contemplated hereby, except for compliance with and filings pursuant to any Requisite Competition Law Approvals. Neither the execution, delivery or performance by such Person of this Agreement, or any other Transaction Document to which such Person is a party, nor the consummation by such Person of the transactions contemplated hereby or thereby will: (i) conflict with or result in any breach of any provision of such Person’s certificate of incorporation, bylaws or similar organizational documents; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any contract or arrangement to which such Person is a party; or (iii) violate any law, rule or regulation of any Governmental Authority having jurisdiction over such Person or its properties or assets (except, with respect to the foregoing clauses (ii) or (iii), for such violations, breaches, defaults or violations that would not reasonably be expected to have a material adverse effect on such Person’s ability to consummate the transactions contemplated by this Agreement, or any other Transaction Document to which such Person is a party).

(c) Ownership. Each Party is the record and beneficial owner of the partnership interests set forth opposite such Party’s name on Schedule 4.1(c). Such interests are held, and will be transferred to the other Party’s Affiliate, as applicable, hereunder, free and clear of all liens. Except as set forth in the Transaction Documents, neither Party (or any of its Affiliates) is a party to any option, warrant, purchase right, or other contract or commitment that requires such Party (or any of its Affiliates) to offer, sell, transfer or otherwise dispose of any partnership interests or other equity securities of JVA, JVB or USIrbeJV.

(d) Enforceability. This Agreement, and each other Transaction Document to which such Person is a party, constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

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(e) No Brokers. No broker, finder, financial advisor or investment banker is entitled to any broker’s, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement, or any other Transaction Document to which such Person is a party, based upon arrangements made by or on behalf of such Person.

(f) No Representations. None of Sanofi, BMS or any of their respective Affiliates has given any representations or warranties upon which the other Party is relying in connection with the transactions contemplated by this Agreement, other than the representations or warranties set forth in this Agreement.

4.2 Additional Representation and Warranty of BMS. BMS (on its and its Affiliates’ behalf) represents and warrants to Sanofi as follows (as of each of the date hereof and as of the Initial Closing Date) that, to BMS’s Knowledge:

(a) Regulatory Materials.

(i) (A) all Regulatory Materials filed with Governmental Authorities in the U.S. (with respect to Irbesartan), and in Territory A and Territory B1, by BMS with respect to the Products were, at the time of filing, true, complete and accurate in all material respects; and (B) no adverse event information is known by BMS that is materially different in terms of the incidence, severity or nature of such adverse events than any which were filed as safety updates to such Regulatory Materials for the Products;

(ii) BMS has made available to Sanofi all material books and records from the past [*] regarding the safety of the Products to the extent such books and records are in BMS’s possession;

(iii) BMS has made available to Sanofi copies of all material Regulatory Materials from the past [*] for the Products filed by BMS with Governmental Authorities in the U.S. (with respect to Irbesartan) and in Territory A and Territory B1; and

(iv) BMS has provided to Sanofi copies, to the extent received by BMS and relating to Products manufactured by BMS, of all material written: (A) reports of inspection observations, if any, in the past [*]; (B) establishment inspection reports from the [*]; and (C) Governmental Authority warning letters from the past [*], if any, that assert ongoing material lack of compliance with any applicable law or regulatory requirements.

(b) Third Party Contracts. Schedule 4.2(b) is a list of each Third Party contract (each an, “Assigned Contract”) to which BMS or an Affiliate of BMS is a party and is in full force and effect as to BMS in accordance with its respective terms. BMS has the right to update Schedule 4.2(b) prior to the Initial Closing Date with Sanofi’s prior written consent.

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None of BMS or its Affiliates or, to the Knowledge of BMS, any other party thereto, is in default, violation or breach in any material respect under any such Assigned Contract, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute, a default, violation or breach in any material respect under such Assigned Contract by BMS or its Affiliates or, to the Knowledge of BMS, any other party thereto. Except as set forth on Schedule 4.2(b), BMS represents that there are no additional Third Party contracts the counterparty to which could compel an assignment of such contract to Sanofi or its Affiliates, JVA, JVB or USIrbeJV on or following the Initial Closing Date and agrees to indemnify Sanofi and its Affiliates in full for reasonable costs or obligations (that cannot be reasonably mitigated by Sanofi) that arise if such a counterparty claims that such contract should have been assigned to Sanofi as of the Initial Closing Date.

ARTICLE V

CERTAIN REGULATORY MATTERS

5.1 Marketing Authorizations.

(a) The transfer to Sanofi of marketing authorizations (which shall be held by a Sanofi legal entity) for the Products currently held by BMS or its Affiliates that are set forth on Schedule 5.1(a) shall be undertaken in accordance with the timelines and processes to effect the transfer of such marketing authorizations to be agreed to in good faith by the Parties prior to the Initial Closing Date. All external costs for such transfer of such marketing authorizations shall be shared equally between BMS and Sanofi.

(b) BMS shall withdraw all marketing authorizations held by BMS or its Affiliates for all Products not being marketed by BMS as of the date hereof within [*] of the Initial Closing Date and provide evidence to Sanofi thereof.

5.2 Pharmacovigilance.

(a) The transfer to Sanofi of the Irbesartan Product pharmacovigilance database to Sanofi shall be initiated on the Initial Closing Date and pursued in accordance with the timelines, processes and costs to be agreed upon by the Parties prior to the Initial Closing Date and set forth in the Technical Agreement. All external costs for the transfer of such database shall be shared equally between BMS and Sanofi. Prior to the Initial Closing Date, the Parties agree to comply with the provisions of the Irbesartan SDEA and the Clopidogrel SDEA.

(b) The Parties agree that all current safety surveillance responsibilities including, but not limited to, individual and periodic safety reports management, signal detection, risk management activities as well as the EU Qualified Person for Pharmacovigilance responsibilities for Irbesartan Products remain with BMS as long as the global safety database is not fully transferred to Sanofi.

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(c) BMS shall continue to provide to Sanofi through [*], at BMS’s cost, reasonable medical assistance solely for the purpose of supporting the transfer of the pharmacovigilance database for Irbesartan Products, in finished form, as reasonably requested by Sanofi. Sanofi shall use diligent efforts to accomplish the transfer as soon as practicable following the date hereof.

(d) Prior to the Initial Closing Date, duly qualified representatives of each of BMS and Sanofi shall work in good faith to prepare a revised or amended Safety Data Exchange Agreement (“Amended Irbesartan SDEA”) regarding Irbesartan Products, in finished form, for the period beginning on the Initial Closing Date or, with respect to an Irbesartan BMS Permitted FDC, as required by law. A working draft of the Amended Irbesartan SDEA, which shall be finalized and executed by the Parties on the Initial Closing Date, is attached hereto as Exhibit 5.2(d). The Amended Irbesartan SDEA also defines safety reporting obligations to the regulatory authorities before and after the marketing authorizations held by BMS have been transferred to Sanofi as well as the procedures for the pharmacovigilance document transfer. The Amended Irbesartan SDEA shall remain in effect for as long as: (i) BMS is the holder of the marketing authorization for Irbesartan Products, in finished form, anywhere in the world; (ii) BMS is the sponsor of a clinical trial involving Irbesartan Products, in finished form; (iii) Irbesartan Products sold by BMS, its Affiliates or their licensees in Co-Marketing countries prior to the JVA Closing or the JVB Closing, as applicable, are on the market prior to the expiration date of such Irbesartan Products; and/or (iv) with respect to an Irbesartan BMS Permitted FDC that are under development or sold by BMS or its Affiliates or its Permitted Licensees, where and to the extent required by applicable law.

(e) BMS will notify its partners of the global safety database for Irbesartan Products transfer to Sanofi. Sanofi will be responsible to set-up new Safety Data Exchange Agreement(s) with these partners to enable Sanofi and its Affiliates to comply with all pharmacovigilance and safety reporting obligations.

(f) The Parties shall agree in good faith on the date that the global safety database for Irbesartan Products has been successfully and completely transferred to Sanofi. To the extent practicable, the transfer of the safety database will be done in conjunction with the transfers of the marketing authorizations from BMS to Sanofi. In connection with the foregoing, the Parties’ respective system support groups shall cooperate in good faith to prepare and execute a detailed pharmacovigilance transfer agreement (the “Technical Agreement”) to be executed on the Initial Closing Date to define the technical requirements for the transfer of the safety database.

(g) Prior to the Initial Closing Date, duly qualified representatives of each of BMS and Sanofi shall work in good faith to prepare a revised or amended Safety Data Exchange Agreement (“Amended Clopidogrel SDEA”) regarding Clopidogrel Products to set forth the Parties’ pharmacovigilance and safety reporting obligations to regulatory authorities prior to and after the transfer of BMS’s marketing authorizations to Sanofi. A working draft of the Amended Clopidogrel SDEA, which shall be finalized and executed by the Parties on the Initial Closing Date, is attached hereto as Exhibit 5.2(g). The Amended Clopidogrel SDEA shall remain in effect for as long as (i) BMS is the holder of the marketing authorization for Clopidogrel Products anywhere in the world; (ii) Clopidogrel Products sold by BMS, its Affiliates or their

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licensees in Co-Marketing countries prior to the date of the JVA Closing or the JVB Closing, as applicable, are on the market; and/or (iii) with respect to a Clopidogrel BMS Permitted FDC that are sold by BMS or its Affiliates or Permitted Licensees, where and to the extent required by applicable law. When the U.S. is the only market where BMS is marketing Clopidogrel products, the Amended Clopidogrel SDEA shall be terminated and replaced with a Safety Data Exchange Agreement that covers exclusively the U.S.

(h) In addition, as of the Initial Closing Date until the Termination Date, Sanofi shall provide BMS with the following pharmacovigilance information with respect to the Products: (i) aggregate safety reports such as PSUR, DSUR and INDAR; (ii) Risk Management Plan; and (iii) Product Alert information (e.g., information from external sources which may have significant ethical (including new efficacy and/or safety finding) or legal repercussions, or which can otherwise materially affect patients and/or which can have a potential negative impact on Sanofi, its image, officers or financial situation)).

(i) Any obligation of BMS to serve as Sanofi’s agent for regulatory purposes will cease as of the Initial Closing Date, or as otherwise mutually agreed by the Parties but in any case not earlier than the date when the global safety database for Irbesartan Products has been successfully and completely transferred to Sanofi.

ARTICLE VI

DILIGENCE OBLIGATIONS

6.1 No Obligations Generally. None of JVA, USIrbeJV, Sanofi or any Affiliate of Sanofi shall be obligated to perform any specified level of commercialization efforts, promotional efforts, marketing efforts or research and development efforts with respect to the Products after the Initial Closing Date.

6.2 Certain Limitations. Without the prior written consent of BMS, neither Sanofi nor any of its Affiliates shall take any action, nor fail to take any action, with the specific intent of reducing the remuneration of BMS with respect to Clopidogrel Products or Irbesartan Products (or Generic Products subject to remuneration under Section 2.5) in either the U.S. (with respect to Irbesartan) or in Territory A or Territory B1; provided, however, that Sanofi or any of its Affiliates shall be entitled, without the prior written consent of BMS: (a) to take any such action, or fail to take action which is for purposes of adapting or adjusting the distribution and commercialization of Clopidogrel Products or Irbesartan Products in either the U.S. (with respect to Irbesartan) or in Territory A or Territory B1 to any changes in the market or demand for such Products resulting from or relating to the expiration (prior to or after the Initial Closing Date) of patents in respect thereof (including any launch of autogeneric Products); and (b) to terminate commercialization of any Clopidogrel Products or Irbesartan Products when IFRS Net Sales for such Product in a country during any calendar year fall below [*] % of 2012 IFRS Net Sales for such Product in such country. If Sanofi desires to terminate commercialization of any such Product in accordance with the foregoing clause (b), Sanofi shall provide BMS with at least sixty (60) days’ advance notice in writing thereof, including the details of the basis for such termination.

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6.3 Regulatory Filings. From the Initial Closing Date until the Termination Date, Sanofi shall make all pharmacovigilance and other regulatory filings legally required with respect to either Territory A or Territory B1 (with respect to Clopidogrel and Irbesartan) or in the U.S. (with respect to Irbesartan), on a timely basis in accordance with applicable law and consistent with past practice.

6.4 Restricted Countries. Schedule 6.4 contains a list of countries (the “Restricted Countries List”) in which the sale or commercialization of Products will cause BMS to be in violation of sanctions laws and regulations applicable to BMS, including the International Emergency Economic Powers Act and any laws, executive orders or regulations authorized under such Act (together, “U.S. Sanctions Laws”). BMS may update the Restricted Countries List from time to time both before and after the Initial Closing Date to add to such list any additional countries in which the sale or commercialization of Products will cause BMS to be in violation of U.S. Sanctions Laws. If BMS elects to update the Restricted Countries List, it shall provide notice to Sanofi as soon as reasonably practicable of such updates to the Restricted Countries List. With respect to any countries on the Restricted Countries List, (x) any license granted by BMS to Sanofi shall be deemed terminated with respect to such country when such country appears on the Restricted Countries List and (y) from and after Sanofi’s receipt of notice from BMS with respect to the addition of such country to the Restricted Countries List, Sanofi shall not thereafter pay to BMS any royalties or remuneration arising from the sale or commercialization of the Products in such country. No products, components or other materials supplied by BMS to Sanofi in connection with the transactions contemplated hereby will be designated or allocated by Sanofi to any country on the Restricted Countries List and such products, components or other materials cannot be sold or commercialized by Sanofi in any such country.

ARTICLE VII

INTELLECTUAL PROPERTY

7.1 Trademark Transition.

(a) BMS hereby grants to Sanofi a fully-paid, royalty-free, non-exclusive, non-sublicensable (except to its affiliates), non-transferable and non-assignable right and license to use BMS’s corporate names and logos currently used, as of the date hereof, in the operations of the alliance (the “BMS Brands”) for the purposes expressly set forth below in Section 7.1(b) until the Termination Date. All other uses by Sanofi and its Affiliates of BMS Brands not contemplated by Section 7.1(b) will be subject to BMS’s prior written consent, which consent may be withheld in BMS’s sole discretion.

(b) Sanofi will be permitted to use the BMS Brands pursuant to Section 7.1(a), and in each case, solely in connection with the manufacture, distribution and sale of Products and to the extent either:

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(i) set forth on packaging materials for Products; or

(ii) as embedded in the legal entity name(s) of USIrbeJV or the holders of marketing authorizations, and on packaging where required to reflect such name(s).

(c) Sanofi agrees to conform to past practice with respect to manner of use of the BMS Brands as of the date hereof, and to maintain the same high quality standards as currently adhered to in connection with the use of the BMS Brands in connection with Products. From time to time, BMS may request that Sanofi submit to BMS materials bearing the BMS Brands for review. Sanofi may change its materials using the BMS Brands so long as the materials, as revised, are of the same high level of quality as that in effect as of the date hereof.

(d) Sanofi will not, directly or indirectly, challenge BMS’s sole and exclusive ownership of all right, title and interest in and to the BMS Brands, or the validity or distinctiveness thereof, including the goodwill associated therewith, and acknowledges that all goodwill arising from use of the BMS Brands will inure solely to the benefit of BMS. Nothing contained in this Agreement will be construed as an assignment to Sanofi of any right, title or interest in the BMS Brands; it being understood that all rights, title and interest relating to the BMS Brands are expressly reserved by BMS. Sanofi shall not use any trademark, logo, or similar intellectual property right that is substantially the same as or deceptively or confusingly similar to any BMS Brand.

(e) Sanofi will not use the BMS Brands other than as permitted hereunder and will not incorporate BMS Brands into Sanofi’s corporate or business name in any manner whatsoever. In using the BMS Brands, Sanofi will in no way represent that it has any right, title or interest in any of the BMS Brands other than those expressly granted under the terms of this Agreement.

(f) Sanofi will, at its expense, take all actions reasonably requested by BMS to assist BMS in defending or prosecuting any action, suit or administrative procedure relating to the BMS Brands as used in connection with this Section 7.1. Sanofi will notify BMS promptly if Sanofi learns of any infringement of, or pending or threatened litigation involving, the BMS Brands

(g) From and after the Initial Closing Date, Sanofi will use its reasonably diligent efforts to: (i) discontinue, as promptly as is reasonably practicable, the use of the BMS Brands in (A) the packaging materials for Products and (B) as embedded in the legal entity name(s) of the holders of the marketing authorizations, and on packaging where required to reflect such name(s); and (ii) change, as promptly as is reasonably practicable, the name of USIrbeJV and the JVA legal entity to one that does not include a reference to the BMS Brands; provided, however, that Sanofi shall not be required to destroy any inventory of Products or packaging thereof (in each case, as existing or in production on the Initial Closing Date) or incur any other material costs in connection with the foregoing. In connection with clause (ii) above, BMS shall, and shall cause the BMS JVA Partner to, vote in favor of changing the name of the legal entity of JVA and USIrbeJV to a name of Sanofi’s choosing so long as such the name of the legal entity does not include the BMS Brands.

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7.2 Intellectual Property Damages.

(a) Prior to the Termination Date, if Sanofi or BMS become aware of the infringement or threatened infringement of any patents or trademarks licensed under any of the Amended and Restated Territory A Clopidogrel License, the Amended and Restated Territory A Irbesartan License, the Amended and Restated Territory A Know-How License, the Amended and Restated Territory B1 Know-How License, the Amended and Restated Territory B1 Clopidogrel License, the Amended and Restated Territory B1 Irbesartan License and the Amended and Restated USIrbeJV Irbesartan License, (including those license agreements that the foregoing amend and restate and collectively, the “License Agreements”), it shall promptly notify the other Party in writing of the same, giving particulars thereof.

(i) If Sanofi or its Affiliates own the patents or other intellectual property rights allegedly being infringed or misappropriated, Sanofi and its Affiliates shall have the right, but not the obligation, to initiate an action based on such infringement or threatened infringement and, if Sanofi or any of its Affiliates initiates such an action, shall have control over the conduct of, and shall control, any such action. BMS and its Affiliates shall assist and cooperate with Sanofi to the extent reasonably necessary in the conduct of such action. The costs and expenses of any such infringement action (including, without limitation, fees of attorneys and other professionals) shall be borne equally by Sanofi and BMS unless BMS irrevocably notifies Sanofi within [*] days of receipt of notice of such infringement that it elects not to participate in such action. Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow Sanofi to initiate and prosecute such infringement actions. Any award or other consideration paid by Third Parties as a result of an infringement action (whether by way of settlement or otherwise) shall be shared equally between Sanofi and BMS unless BMS has elected not to participate in such action in which case such award or other consideration shall be retained entirely by Sanofi.

(ii) With respect to Irbesartan in the U.S., if BMS or its Affiliates own the patents or other intellectual property rights allegedly being infringed or misappropriated, BMS and its Affiliates shall have the right, but not the obligation, to initiate an action based on such infringement or threatened infringement and, if BMS or any of its Affiliates initiates such an action, shall have control over the conduct of, and shall control, any such action. Sanofi and its Affiliates shall assist and cooperate with BMS to the extent necessary in the conduct of such action. The costs and expenses of any such infringement action (including, without limitation, fees of attorneys and other professionals) shall be borne equally by Sanofi and BMS unless (in the case of actions relating to Irbesartan in the U.S.) Sanofi irrevocably notifies BMS within [*] days of receipt of notice of such infringement that it elects not to participate in such action. Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow BMS to initiate and prosecute such infringement actions. Any award or other consideration paid by Third Parties as a result of an infringement action (whether by way of settlement or otherwise) shall be shared equally between Sanofi and BMS unless Sanofi has elected not to participate in such action in which case such award or other consideration shall be retained entirely by BMS.

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(b) Notwithstanding Section 7.2(a), with respect to actions commenced under the License Agreements prior to the Initial Closing Date (including but not limited to those listed on Schedule 7.2(b), which schedule shall be updated by Initial Closing Date to reflect additional actions commenced between the date hereof and the Initial Closing Date), each of BMS and Sanofi shall (i) bear half of all damages payable and out-of-pocket costs and expenses incurred after the Initial Closing Date and (ii) share equally in all awards payable after the Initial Closing Date arising out of such actions. Such actions shall be deemed to be ones in which BMS and Sanofi have elected to participate, and the conduct of such actions shall continue to be governed by the relevant License Agreement as it existed prior to the amendments contemplated in this Agreement.

(c) Infringement actions referred to in this Section 7.2 may be brought in the name of JVA, JVB, USIrbeJV or a winding-down Co-Promotion partnership as Sanofi may reasonably determine appropriate and BMS shall reasonably cooperate with Sanofi in facilitating the participation of the appropriate entity as plaintiff in any such action.

ARTICLE VIII

COVENANTS

8.1 Antitrust Filings.

(a) The Parties shall use their respective reasonable best efforts to promptly file or cause to be filed within [*] Days of the date hereof, all filings necessary or appropriate to be obtained under applicable Antitrust Laws in the jurisdictions as set forth on Schedule 8.1 attached hereto (collectively, the “Antitrust Filings”), shall consult and cooperate with each other in the preparation of such filings, and shall promptly inform the other Party of any material communication received by such Party from any Governmental Authority regarding the Antitrust Filings regarding the transactions contemplated by this Agreement. Each Party shall review and discuss in advance, and consider in good faith the views of the other Party in connection with any proposed written or material oral communication with any Governmental Authority. Neither Party shall participate in any meeting with any Governmental Authority unless it first consults with the other Party in advance, and to the extent permitted by the Governmental Authority, gives that Party the opportunity to be present thereat. Neither Party shall agree to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the prior written consent of the other Party. Each of the Parties shall be responsible for its own filing fees required to be paid in connection with any Antitrust Filing.

(b) The Parties’ obligations under this Section 8.1 to use reasonable best efforts shall include, as applicable, defending any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) by any Person under any Antitrust Law or seeking to have any stay, restraining order, injunction or similar order entered by any Governmental Authority vacated, lifted, reversed or overturned.

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8.2 ICC Disputes. Sanofi and BMS shall settle and resolve the ICC Disputes pursuant to the Settlement Agreement attached hereto as Exhibit 8.2.

8.3 Non-Competition.

(a) Neither Party nor any of its Affiliates shall have any noncompetition restrictions in the U.S. (with respect to Irbesartan) or in Territory A, Territory B1, Territory A Opt-out Countries or Territory B1 Opt-out Countries after the Initial Closing Date, except as set forth in this Section 8.3. For the avoidance of doubt, except as provided in Sections 8.3(c) - (f) below, the existing noncompetition commitments of the Parties (or their Affiliates) contained in the Territory B Alliance Support Agreement shall continue to apply with respect to Clopidogrel in the U.S. until such agreement terminates, and thereafter, shall apply for [*] following such termination date to the party or parties (and their Affiliates) whose interests are purchased pursuant to Section 7.07 or 7.08 of such agreement, as applicable.

(b) Except as set forth in Sections 8.3(c) - (f) below, neither BMS nor any of its Affiliates shall make, sell, promote or otherwise commercialize: (i) any product containing Clopidogrel or Irbesartan as an API; (ii) Clopidogrel API or Irbesartan API; or (iii) intermediates useful solely for production of Clopidogrel API or Irbesartan API, with respect to the U.S. (with respect to Irbesartan) or in Territory A, Territory B1, Territory A Opt-out Countries or Territory B1 Opt-out Countries; in each case until after [*] of the Termination Date.

(c) Nothing contained in this Section 8.3 shall prevent BMS or any of its Affiliates from acquiring a business, or being acquired by, or acquiring or combining with a Person, in each case which, at the time of such acquisition or combination, makes, sells, promotes or otherwise commercializes: (i) any product containing Clopidogrel or Irbesartan as an API; (ii) Clopidogrel API or Irbesartan API; or (iii) intermediates useful solely for production of Clopidogrel API or Irbesartan API; provided, that BMS and its Affiliates (which for these purposes would include an acquiror following the closing of the relevant transaction) either: (x) dispose of API and intermediates of the Products (other than API and intermediates purchased, used or manufactured in connection with BMS Permitted FDCs) and of the relevant portion of the business or securities of the Person which undertakes the foregoing activity within [*] after the completion of such acquisition or combination, or (y) market such product (other than API or intermediates) and pay Sanofi, for the period ending on the Termination Date, that [*], on a country-by-country basis, the [*] (except that no such [*] shall be payable on BMS Permitted FDCs);

provided, however, that neither BMS nor its Affiliates shall have the right to exercise the rights set forth in clause (c)(y) above with respect to Clopidogrel (other than BMS Permitted FDCs) in the U.S. and, following any acquisition or combination with respect to Clopidogrel in the U.S. described in this clause (c) (other than BMS Permitted FDCs), shall be required to make the disposition required in clause (c)(x) above in accordance with the time frame specified in such clause. In each case, BMS shall notify Sanofi as promptly as practicable after any such acquisition or combination. In the event BMS or any of its Affiliates makes a disposition in accordance with clause (c)(x) above within [*] of an acquisition or combination, no royalties shall be paid by BMS to Sanofi with respect to such product(s) for the period of time from the date of such acquisition or combination until the disposal.

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(d) Nothing contained in this Section 8.3 shall prevent Sanofi or any of its Affiliates from acquiring a business, or being acquired by, or acquiring or combining with a Person, in each case which, at the time of such acquisition or combination, makes, sells, promotes or otherwise commercializes, in the U.S.: (i) any product containing Clopidogrel as an API; (ii) Clopidogrel API; or (iii) intermediates useful solely for production of Clopidogrel API; provided, that Sanofi and its Affiliates (which for these purposes would include an acquiror following the closing of the relevant transaction) shall dispose of API and intermediates of such products (other than API and intermediates purchased, used or manufactured in connection with Sanofi Permitted Clopidogrel FDCs) in the U.S. and the relevant portion of the business or securities of the Person which undertakes the foregoing activity in the U.S. (other than with respect to Sanofi Permitted Clopidogrel FDCs) within [*] after the completion of such acquisition or combination.

(e) BMS and its Affiliates shall have a right to use, and to have its Permitted Sublicensees use, by cross-reference, or incorporation by reference, or any similar right or process, regulatory filings held (and any data contained therein) generated or owned, by Sanofi with respect to the Products (other than Excluded FDCs) prior to the Initial Closing Date, to enable BMS, its Affiliates or its Permitted Sublicensees to conduct clinical trials for, and to file and obtain registrations for and commercialize a BMS Permitted FDC, if BMS desires to develop or market a BMS Permitted FDC in a given country, and at BMS’s cost. Upon BMS’s reasonable request, Sanofi will, at BMS’s expense, promptly confirm such rights and/or answer questions that have been reasonably requested or required by an applicable regulatory authority.

(f) Nothing contained in this Section 8.3 (subject to Section 8.3(c)) shall prevent BMS or its Affiliates from making, selling, promoting or otherwise commercializing, in each case either directly or through Permitted Sublicensees, a BMS Permitted FDC and none of them shall be required to pay any royalties or to obtain any consent from Sanofi for any such activities worldwide from and after the Initial Closing Date.

(g) Notwithstanding anything contained in any other Alliance Agreement, neither Sanofi nor any of its Affiliates shall be required to pay any royalties (except with respect to Identified Irbe FDCs or Identified Clopi FDCs) or obtain the consent from BMS to make, sell, promote or otherwise commercialize, either directly or indirectly through sublicensees, fixed dosed combinations with either Irbesartan and Clopidogrel, including Irbesartan and Amlodipine and Irbesartan and Atorvastatin.

(h) Nothing contained in this Section 8.3 shall prevent BMS or any of its Affiliates from performing the contracts identified in Section 8.5(b).

(i) Nothing in this Section 8.3 shall be deemed to create or imply a license or right to or in the other Party or its Affiliates under any intellectual property owned or controlled by a Party or its Affiliates that covers or claims any of its proprietary compounds or molecules (except as otherwise provided in the Transaction Documents with respect to Irbesartan or Clopidogrel).

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8.4 Works Council Notifications and TUPE Matters.

(a) BMS shall notify the necessary local works council(s) on the same date the transactions contemplated by this Agreement are publicly announced or on such other date as required by applicable law; provided, that BMS shall notify the European works council on the Business Day preceding such public announcement.

(b) BMS shall reassign any of its employees whose current roles and responsibilities include matters related to the Products (“BMS Employees”) to other businesses of BMS sufficiently in advance of the JVA Closing or the JVB Closing, as applicable, to minimize so far as is possible the basis for any valid claim by any BMS Employee that his/her contract of employment has transferred to Sanofi pursuant to the operation of the Transfer of Undertakings (Protection of Employment) Regulations 2006 or similar laws in other jurisdictions (collectively, “TUPE and Analogs”). BMS will indemnify, keep indemnified and hold harmless Sanofi and its Affiliates fully in respect of losses of any kind arising from or in connection with (i) any claim by any BMS Employees arising out of or in connection with their employment by BMS or any act or omission, breach or default of BMS or any of its Affiliates, in any case on or prior to the Initial Closing Date; (ii) any breach by BMS or any of its Affiliates of its or their obligations with regard to any BMS Employees under TUPE and Analogs or works councils notifications; or (iii) costs incurred by Sanofi or its Affiliates (including payment of salary and benefits based on and limited to their terms and conditions of employment immediately prior to the transfer of their employment to Sanofi or its Affiliates) associated with any BMS Employees deemed to have transferred into the employment of Sanofi or its Affiliates until such time as Sanofi or its Affiliate may legally terminate such employment (in a manner that does not involve offering severance to Sanofi employees other than former BMS Employees) and in each case, except if attributable to the negligence of Sanofi or one of its Affiliates.

8.5 Third Party Contracts.

(a) Subject to Section 4.2(b) and Section 8.5(b), BMS shall undertake to use commercially reasonable efforts to assign, and Sanofi shall use commercially reasonable efforts to assume by the Initial Closing Date, the Assigned Contracts, and BMS shall (i) be exclusively responsible for any other Third Party agreements which are not assigned to, and assumed by, Sanofi and (ii) cease to sell the Products to its Third Party subcontractors, customers or distributors and shall hold Sanofi harmless with respect to such termination.

(b) Sanofi acknowledges that BMS will, after the date hereof and prior to the Initial Closing Date, tender for certain supply contracts in the ordinary course of business in Co-Marketing countries. In the event that BMS is the winning bidder in such tender and the Initial Closing Date occurs, BMS will, to the extent possible, assign such contract to the relevant Sanofi Affiliate (but only with respect to the applicable Product) and, to the extent not possible, perform such contract for the benefit of Sanofi. To the extent that Sanofi supplied to BMS prior to the Initial Closing Date any materials necessary for BMS to perform any such contract, Sanofi will continue to supply such materials and information as are necessary for BMS to perform such contract on existing terms.

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8.6 Payment of Pharma Fee. Sanofi shall be responsible for paying (or reimbursing BMS for) the U.S. Pharma Fee invoiced in 2013 and any succeeding year for Irbesartan Products (regardless of which Party receives the applicable statement, and regardless of the sales year to which the invoice relates). The U.S. Pharma Fee invoiced in 2013 and any succeeding year for Plavix shall be paid under the terms of the Alliance Agreements.

8.7 NDC Codes. Sanofi shall obtain new National Drug Codes in Sanofi’s name for all Products (other than Clopidogrel Products in the U.S.) sold on or after the Initial Closing Date, and shall make any similar changes throughout Territory A and Territory B1 consistent with this Agreement such that returns, rebates and similar items for Products (other than Clopidogrel Products in the U.S.) sold after the Initial Closing Date will be billed and paid by Sanofi and its Affiliates.

8.8 Confidentiality; Public Announcements.

(a) Any press release announcing the execution of this Agreement shall be issued in such form as shall be mutually agreed upon by the Parties. Each Party shall consult with the other Party before issuing any other press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated by this Agreement (except for communications and disclosures required by law, provided that the disclosing Party shall use commercially reasonable efforts to consult with the other Party in advance of such communication or disclosure).

(b) From and after the date hereof, the Parties shall, and shall cause their Affiliates and their employees, consultants, agents and advisors to, keep confidential and not use for its benefit or for the benefit of any other Person, any and all non-public information, which includes, without limitation, confidential information relating to or provided under the Alliance Agreements (including those Alliance Agreements that will terminate on the Initial Closing Date or thereafter in connection with an Additional Closing or pursuant to their respective terms), to the extent relating to such other Party or its Affiliates; provided, however, that the Parties shall not be liable hereunder with respect to any disclosure to the extent such disclosure is requested or required by law, including applicable rules of any securities exchange, or pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal or similar requirement promulgated or imposed by a court or by a Governmental Authority or otherwise in connection with any judicial, administrative or similar proceeding (including in response to oral questions, interrogatories or other requests for information or documents). If the Parties or any of their Affiliates are requested or required by any law to disclose any non-public information, the Parties shall, to the extent permissible by law, provide the other Party with prompt written notice of such request or requirement so that such other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.8. If, in the absence of a protective order or other remedy or the receipt of a waiver from the other Party nonetheless, on the advice of counsel, are requested or required by law to disclose any non-public

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information, the Parties or their Affiliates may, without liability hereunder, disclose only that non-public information which such counsel advises such disclosing Party, that is requested or required by applicable law to be disclosed; provided that to the extent permissible by law, the Parties exercise their commercially reasonable efforts to preserve the confidentiality of the non-public information. Notwithstanding the foregoing, such non-public information shall not include information that: (i) is or becomes available to the public other than as a result of a disclosure by a Party in breach of this Section 8.8; (ii) becomes available to a Party or its Affiliates from a source other than the other Party or its respective Affiliates; provided that the source of such information is not known by the receiving Party or its Affiliates to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing Party with respect to such information; or (iii) is independently developed by a Party without breach of this Agreement.

8.9 Notification of Certain Matters. Prior to the Initial Closing Date, the Parties shall give prompt notice to the other Party of: (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect; (b) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated hereby; and (d) any legal proceeding pending or, to the applicable Party’s knowledge, threatened against the Party relating to the transactions contemplated hereby.

8.10 Additional Closings.

(a) Prior to the Initial Closing Date, the Parties shall agree on modifications to the transaction structure as defined in this Agreement to ensure that the Alliance Agreements (or equivalent arrangements) shall continue in each Designated Country until the Requisite Competition Law Approvals have been obtained in such Designated Country(ies) in accordance with the agreed-upon principles set forth on Schedule 8.10 attached hereto (the “Modified Designated Country Structure”). After the Initial Closing Date, and until [*], the Parties shall continue to diligently seek the Requisite Competition Law Approvals in the Designated Countries (and in accordance with Section 8.1). If the Parties obtain any Requisite Competition Law Approvals in respect of a Designated Country after the Initial Closing Date, and on or before [*], then the transactions contemplated hereby in respect of such Designated Country shall close on the last day of the quarter during which such Requisite Competition Law Approvals are obtained (such closing, an “Additional Closing”). From and after each Additional Closing with respect to a Designated Country, the Parties’ governance, economic and other contractual rights in respect of such country shall be those contemplated under this Agreement as if the Additional Closing for such country had occurred on the Initial Closing Date; provided, however, taking into account payments made and/or received until such Additional Closing by BMS or its Affiliates under the Modified Designated Country Structure in respect of such country, on [*], the Parties shall (to the extent permitted by applicable laws) pay such amounts to each other so that the overall economic effect for BMS and its Affiliates, collectively, contemplated under this Agreement in respect of such country shall be as if such Additional Closing had occurred on the Initial Closing Date. The Parties shall exchange any information needed to implement the Modified Designated Country Structure.

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(b) No Additional Closing shall occur with respect to any Designated Country for which the Requisite Competition Law Approvals have not been obtained on or by [*]. With respect to any such Designated Country for which the Requisite Competition Law Approvals have not been obtained on or by [*], from and after [*], the Modified Designated Country Structure will remain in effect with respect to such country (each such country, an “Excluded Country”) until the Termination Date unless and until otherwise agreed by the Parties pursuant to good faith negotiations requested by either Party to review and amend the Modified Designated Country Structure given the restructurings described in this Agreement for JVA, JVB and USIrbeJV. At the end of each calendar year following [*], and taking into account payments made and/or received during such calendar year by BMS or its Affiliates under the Modified Designated Country Structure in respect of each Excluded Country, the Parties (to the extent permitted by applicable laws) shall pay such amounts to each other so that the overall economic effect for BMS and its Affiliates, collectively, contemplated under this Agreement in respect of such Excluded Country shall be as if such Additional Closing had occurred on the Initial Closing Date. The Parties shall exchange any information needed to implement the Modified Designated Country Structure.

8.11 Books and Records.

(a) BMS shall provide Sanofi, upon its reasonable written request, with applicable copies of books and records to the extent: (a) relating to the period of [*] prior to the date hereof (and BMS shall cooperate in good faith with respect to Sanofi’s reasonable requests for books and records relating to periods beyond [*] prior to the date hereof); and (b) exclusively relating to JVA, JVB or USIrbeJV, and local Co-Marketing or Co-Promotion entities, as applicable; provided that BMS shall be entitled to retain copies of same in accordance with its internal document retention policies and applicable law.

(b) The rights relating to books and records granted under the terms of the Alliance Agreements as in effect prior to the date hereof shall survive in accordance with their terms, notwithstanding any provision to the contrary herein or in any other Closing Date Agreement or Alliance Agreement. Each Party grants to the other Party such rights under the preceding sentence.

8.12 Further Assurances; Cooperation. Subject to the terms and conditions of this Agreement, each of the Parties shall: (i) take, or cause to be taken, all reasonable actions, and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate the transactions contemplated hereby, including, without limitation, causing their respective Affiliates to perform all of their respective obligations under the applicable Alliance Agreements; and (ii) cooperate with each other to implement the transactions contemplated hereby; in each case as soon as is reasonably practicable following the date hereof both before and after the Initial Closing Date. In addition, subject to Antitrust Laws, other applicable laws

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restricting the provision of information and BMS’s confidentiality obligations with Third Parties, promptly after the date hereof and both before and after the Initial Closing Date, BMS shall cooperate with Sanofi and provide Sanofi with information (including in connection with BMS practices and commitments with third parties) reasonably necessary for Sanofi and its Affiliates to continue to market, sell and distribute the Products that were previously marketed, sold and distributed by BMS in Co-Marketing countries in order to avoid and minimize any disruption in the marketing and sale of such Products.

8.13 Alliance Agreement Amendments. The Alliance Agreements shall be amended and/or restated in accordance with the agreements in substantially the forms attached hereto as Exhibits, or as otherwise contemplated by this Agreement.

8.14 Discontinuation in Brazil. No later than [*], BMS shall, and shall cause its Affiliates to: (i) discontinue all sales and commercialization of Products in Brazil; and (ii) initiate the process to withdraw all Product registrations in Brazil. BMS shall use commercially reasonable efforts to pursue such withdrawals in accordance with applicable law.

8.15 Conduct of Business Prior to the Initial Closing Date. Between the date hereof and the Initial Closing Date, the Parties shall, and shall cause their respective Affiliates to, conduct the operations of their alliance with respect to Irbesartan Products and Clopidogrel Products in the ordinary course of business consistent with past practices (except for actions expressly permitted or contemplated by the Transaction Documents and such further matters as may be consented to by the Parties in advance in writing); provided that BMS and its Affiliates shall have the right to terminate certain Third Party contracts in the ordinary course of business prior to the Initial Closing Date, including, without limitation, as contemplated by Section 8.5(a).

8.16 Termination of Alliance Agreements. All Alliance Agreements shall be terminated as of the Initial Closing Date other than the Alliance Agreements (i) necessary for Sanofi to market, sell and commercialize the Irbesartan Products worldwide (other than in Japan) and Clopidogrel Products worldwide (other than in Japan and in the U.S.) from and after the Initial Closing Date; (ii) as set forth on Schedule 8.16; (iii) contemplated by the Parties to survive or be amended in connection with the transactions contemplated by this Agreement, including the forms of agreements attached hereto as exhibits and all settlement agreements and other agreements entered into by or between the Parties that relate to litigation in connection with the Products; and (iv) that constitute Closing Date Agreements. For the avoidance of doubt, except as otherwise contemplated by the Parties, the Parties shall not terminate agreements between or among the Parties and/or their respective Affiliates and/or Third Parties to the extent related to Clopidogrel Products in the U.S. For the avoidance of doubt, notwithstanding any termination contemplated in this Section 8.16, any provision relating to payments to be made to one of the Parties, their Affiliates or Third Parties under an agreement to be terminated shall survive with respect to amounts accrued but not yet paid prior to the Initial Closing Date, with such payments to be made in accordance with the terms of the relevant agreement after the Initial Closing Date.

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ARTICLE IX

INDEMNIFICATION

9.1 Generally.

(a) The Parties’ obligations under Article VI of the Territory A Alliance Support Agreement, Article VI of the Territory B Alliance Support Agreement, and Article VII of the USIrbeJV Alliance Support Agreement (the “Current Liability Allocation”) shall survive and continue to apply to (i) pending Claims Made prior to the Initial Closing Date based on acts or omissions that occurred on or prior to the Initial Closing Date, including those claims forth on Schedule 9.1 (which schedule may be amended by the Parties prior to the Initial Closing Date), and (ii) to any Claims Made after the Initial Closing Date, if (x) such claim is based on or arises from an act or omission occurring prior to the Initial Closing Date and (y) the claims or allegations made by a plaintiff (in written demands and, if applicable, its pleadings) in respect of such claim specifically limit such claim exclusively to actions or omissions occurring prior to the Initial Closing Date (collectively, “Specified Prior Claims”). Notwithstanding anything to the contrary in this Agreement, the provisions of Article VI of the Territory B Alliance Support Agreement shall continue to apply with respect to Clopidogrel Products in the U.S.

(b) The Parties’ obligations under the liability allocation and indemnification provisions of the Opt-out Agreements, and the autogeneric agreements contemplated in Section 2.5, to the extent contained in such agreements, shall survive in accordance with their terms unaffected by the transactions contemplated hereby. To the extent any such Opt-out Agreements or autogeneric agreements do not contain provisions allocating liability between the Parties, the allocation of liability between the parties to such agreements shall be either: (x) the Current Liability Allocation for Claims Made prior to the Initial Closing Date or Specified Prior Claims; or (y) the Liability Allocation for Claims Made on or after the Initial Closing Date, in each case, with respect to the activities covered by such agreements.

(c) Subject to the time periods described in Sections 9.1(e), (f) and (g) with respect to any Product sold or distributed anywhere in the world other than Clopidogrel Products in the U.S., the Parties shall share equally (i.e., on a “50/50” basis) (the “Liability Allocation”) Damages in respect of all Claims Made (other than Specified Prior Claims) that are based on or arise from:

(i) the development and preparation for the commercialization of a Product;

(ii) the manufacture of the active substance chemical bulk used in the Products;

(iii) the manufacture of the Products (i.e., the transformation of the active substance chemical bulk into finished, packaged and labeled Products);

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(iv) the labeling, marketing, promotion, sale and distribution of the Products;

(v) any other activity undertaken by either Party or its Affiliates in connection with the transactions contemplated in this Agreement; or

(vi) any Third Party generic version of a Product (collectively, “Pharma Activities”) (including defense costs, except as otherwise specified in Sections 9.1(h)(iii) – (iv)) (collectively, the “Covered Liabilities”).

The agreements referenced in Section 9.1(b) above shall not be subject to this Section 9.1(c), except as expressly provided in Section 9.1(b).

(vii) For each claim asserted or alleged by a Third Party (a “Third Party Claim”) against a Party or an Affiliate of a Party claiming indemnification under this Section 9.1(c) (the “Indemnified Party”) that is subject to the Liability Allocation: (A) in respect of claims asserted solely against Sanofi and/or its Affiliates, BMS shall indemnify Sanofi or its Affiliates from and against 50% of the associated Covered Liabilities; (B) in respect of claims asserted solely against BMS or BMS’s Affiliates, Sanofi shall indemnify BMS or its Affiliates from and against 50% of the associated Covered Liabilities; and (C) in respect of claims asserted against both Sanofi or its Affiliates, on the one hand, and against BMS or its Affiliates, on the other hand, each Party would indemnify the other Party (or its Affiliates) from and against 50% of the Covered Liabilities of such other Party (or its Affiliates). The Parties shall cooperate to determine the most efficient process to implement such indemnification, including by possibly netting payments if each Party is required to make payments to the other Party. The procedures described in Section 9.1(h) below shall apply to the control of defense of any Third Party Claims.

(d) Notwithstanding the foregoing, each Party shall bear full liability in respect of Claims Made during the period commencing on the Initial Closing Date through [*] and that: (x) are based on or arise from Pharma Activities (other than those described in clause (vi) of the definition thereof); and (y) relate to an act or omission of such Party (or its Affiliates) that constitutes negligence, bad faith or willful misconduct; provided that:

(i) an act or omission by a Party that is consistent with the Parties’ practices under the Alliance Agreements prior to the Initial Closing Date shall be presumed not to be negligent (as between the Parties for purposes of this Article IX) absent evidence to the contrary;

(ii) an act by a Party that is mandated or recommended by health authorities shall be deemed not to be negligent (as between the Parties for purposes of this Article IX); and

(iii) a failure by a Party to either (x) perform actions mandated or recommended by health Governmental Authorities with respect to a Product in a territory or (y) withdraw the affected Product in the affected territory shall be presumed to be negligent (as between the Parties for purposes of this Article IX).

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(e) Except as expressly provided otherwise in Sections 9.1(a), (b) and (c), the Liability Allocation shall remain in force with respect to Claims Made against either Party during the period commencing on the Initial Closing Date through (and including) [*] (collectively, the “Designated Claims”); provided, that all Designated Claims shall be identified as such on a list to be agreed to by the Parties, each acting reasonably and in good faith, promptly after [*] and the Liability Allocation in respect of Designated Claims shall apply until final resolution or settlement thereof.

(f) Subject to Section 9.1(g): (i) the Liability Allocation shall terminate and cease to apply with respect to any Claims Made against either Party on or after [*]; and (ii) Sanofi shall be responsible for [*] % of all Damages in respect of all Claims Made with respect to Pharma Activities in the U.S. (with respect to Irbesartan) or in Territory A or Territory B1 on or after [*] and shall indemnify BMS in respect of such Damages; provided that BMS shall use reasonable efforts to have the case dismissed as to BMS and its Affiliates at the “motion to dismiss” or comparable stage and the Parties shall bear equally all out-of-pocket costs and expenses associated with such efforts. This Section 9.1(f) shall not apply to Claims Made prior to [*] and which continue to be disputed after [*], which Claims Made shall continue to be treated in accordance with Sections 9.1(e) and (h).

(g) If either Party is subject to any Claims Made on or after [*] that are associated with use of a Product by a Third Party based on or arising from Pharma Activities where the underlying injury or damage incurred by such Third Party is of a type not consistent with the underlying injury or damage incurred by any Third Party and asserted as a Designated Claim, and the incurred liabilities associated therewith exceed [*] Dollars ($[*] (the “New Liability Claims”), then the Liability Allocation shall apply to the New Liability Claims until the final resolution or settlement thereof.

(h) All claims for indemnification described in Sections 9.1(c) and (g), if any, shall be handled as follows:

(i) Subject to Sections 9.1(h)(ii) - (iv) below, all costs and expenses (including legal fees) associated with the defense of any Third Party Claims that are subject to the Liability Allocation, regardless of which Party incurs such costs and expenses and any amounts ordered to be paid or amounts agreed to be paid in settlement of any Third Party Claim subject to the Liability Allocation shall be shared and paid equally by Sanofi and BMS (with neither Party being required to advance funds to pay for the other Party’s share).

(ii) The Indemnified Party shall promptly notify the Party from whom indemnification is sought (the “Indemnifying Party”) of the existence of any Third Party Claim. With respect to any Third Party Claims asserted against BMS or its Affiliates that are subject to indemnification hereunder, Sanofi shall have the right to defend such Third Party Claim, on its own behalf and on behalf of BMS and its respective Affiliates, by all appropriate proceedings, which proceedings shall be prosecuted diligently by Sanofi to a final conclusion or settled at the discretion of Sanofi; provided, however, that Sanofi may not enter into any compromise or settlement that does not provide for an unconditional release of liability of BMS and its

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Affiliates, involves equitable relief, any non-monetary remedy or any imposition of any obligation upon BMS or monetary damages (exclusive of attorneys’ fees) in excess of [*] Dollars ($[*]) (a “Monetary Claim”), without the prior written consent of BMS. If BMS does not consent to a settlement of a Monetary Claim as contemplated in the immediately preceding sentence, BMS shall assume all of the liability and damages (including any defense costs that would not have been incurred if the Parties settled such claim at the time and in the amount proposed by Sanofi) incurred by the Parties in respect of such claim in excess of the monetary settlement amount proposed by Sanofi to which BMS did not consent. If requested by Sanofi, BMS and its Affiliates shall agree to reasonably cooperate with Sanofi and its counsel in contesting any Third Party Claim that Sanofi elects to contest, including, without limitation, the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against such Third Party.

(iii) Notwithstanding Sanofi’s election to assume the defense of any Third Party Claim, BMS and its Affiliates shall have the right to employ separate counsel and to participate in the defense of such Third Party Claim if (A) the use of counsel chosen by Sanofi to represent both Sanofi and BMS would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such Third Party Claims include both Sanofi or its Affiliates on the one hand, and BMS or its Affiliates on the other hand, and BMS shall have reasonably concluded that there may be a legal defense available to it which is different from or additional to the defenses available to Sanofi and its Affiliates (in which case Sanofi shall not have the right to assume the defense of such Third Party Claim on behalf of BMS and its Affiliates); (C) Sanofi shall not have employed counsel reasonably satisfactory to BMS to represent BMS and/or its Affiliates within a reasonable time after notice of the institution of such Third Party Claim; or (D) Sanofi authorizes BMS to employ separate counsel. All costs and expenses of any separate counsel retained by BMS in accordance with clause (B) or (D) of the immediately preceding sentence shall be assumed and paid for exclusively by BMS and all costs and expenses of any separate counsel retained by BMS in accordance with clause (A) or (D) of the immediately preceding sentence shall be shared equally by BMS and Sanofi.

(iv) If Sanofi fails to notify BMS within thirty (30) days after receipt of notice in accordance with Section 9.1(h)(ii) that Sanofi elects to defend BMS and its Affiliates pursuant to this Section 9.1(h) or if Sanofi elects to defend BMS and its Affiliates pursuant to this Section 9.1(h) but fails to defend or settle the Third Party Claim diligently and promptly, then BMS shall have the right to defend the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously defended by BMS or its Affiliate to a final conclusion or settled at the discretion of BMS or its Affiliate; provided, however, that BMS may not enter into any compromise or settlement that does not provide for an unconditional release of liability of Sanofi and its Affiliates, involves equitable relief, any non-monetary remedy or any imposition of any obligation upon Sanofi or a Monetary Claim, without the prior written consent of Sanofi. If Sanofi does not consent to a settlement of a Monetary Claim as contemplated in the immediately preceding sentence, Sanofi shall assume all of the liability and damages (including any defense costs that would not have been incurred if the Parties settled such claim at the time and in the amount proposed by BMS) incurred by the Parties in respect of such claim in excess of the monetary settlement amount proposed by BMS to which Sanofi did not consent. Indemnification pursuant to any other Transaction Document shall be deemed to be subject to the notification and resolution procedures set forth in this Article IX.

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ARTICLE X

CLOSING CONDITIONS

10.1 Initial Closing Date Conditions to Each Party’s Obligation. The respective obligations of each Party to this Agreement to consummate the transactions contemplated hereby on the Initial Closing Date shall be subject to the satisfaction on or prior to the Initial Closing Date of the following conditions:

(a) No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the consummation of the transactions contemplated hereby on the Initial Closing Date illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(b) Requisite Competition Law Approvals. Subject to Section 8.10, all applicable waiting periods and clearances pursuant to any Requisite Competition Law Approval shall have been unconditionally expired, been terminated or been obtained or waived.

(c) Closing Date Agreements. The Parties and/or their applicable Affiliates shall have entered into and executed each of the Closing Date Agreements.

10.2 Additional Closing Date Conditions to Each Party’s Obligation. The respective obligations of each Party to this Agreement to consummate an Additional Closing pursuant to Section 2.9 shall be subject to the satisfaction on or prior to the such Additional Closing date of the following conditions:

(a) No Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the consummation of such Additional Closing on such Additional Closing date illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(b) Requisite Competition Law Approvals. Subject to Section 8.10, all Requisite Competition Law Approvals in respect of the Designated Country subject to the Additional Closing shall have been obtained or all applicable waiting periods shall have expired or been terminated.

(c) Additional Closing Date Agreements. The Parties and/or their applicable Affiliates shall have entered into and executed each of the applicable agreements referenced in Section 2.9(b)(ii).

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ARTICLE XI

TERMINATION

11.1 Termination.

(a) This Agreement may be terminated by mutual written consent of the Parties (or by each Party) if the Initial Closing Date has not occurred prior to the Outside Date; provided that the failure of the Initial Closing Date to occur is not due to the breach of such terminating Party.

(b) Prior to the Initial Closing Date, this Agreement may be terminated by either BMS or Sanofi, upon notice to the other Party, following the first to occur of:

(i) Sanofi, BMS or any of their respective partners in JVA, JVB and USIrbeJV having: (A) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the U.S., any state thereof, the French Republic or any other applicable jurisdiction; (B) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property; (C) filing an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding; (D) making a general assignment for the benefit of creditors of all or substantially all of its assets; (E) becoming unable generally, or admitted in writing its inability to, pay all or substantially all of its debts as they become due; or (F) taking corporate action for the purpose of effecting any of the foregoing; or

(c) an involuntary proceeding having been commenced or any involuntary petition having been filed in a court of competent jurisdiction seeking: (A) relief in respect of either Sanofi, BMS or any of their respective partners in JVA, JVB and USIrbeJV, or of its property, under Title 11 of the United States Code, Book VI of the French Commercial Code (legislative part as well as regulatory part) or any other bankruptcy, insolvency or similar law of the United States, any state thereof, the French Republic or any other applicable jurisdiction; (B) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for either Sanofi, BMS or any of their respective partners in JVA, JVB and USIrbeJV or for all or substantially all of its property; or (C) the winding-up or liquidation of Sanofi or BMS; and such proceeding or petition having continued undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing having continued unstayed and in effect for thirty (30) days.

11.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Parties or their respective officers, directors, managers, employees, agents, equity holders or Affiliates; provided that: (a) any such termination shall not relieve any Party from liability for damages for any fraud or breach or failure to perform under this Agreement (including such Party’s obligation to close if it was otherwise obligated to do so under the terms of this Agreement); and (b) the provisions of this Section 11.2 (Effect of Termination) and Article XII (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

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ARTICLE XII

MISCELLANEOUS

12.1 Notices. All notices, requests, claims, demands and other communications hereunder (collectively, “Notices”) shall be in writing, shall be in the English language and shall be given or made by delivery in person, by courier service or by registered or certified mail (return receipt requested, with postage prepaid), to the respective Parties at the following addresses:

if to BMS, to:	Bristol-Myers Squibb Company Route 206 & Province Line Road Princeton, NJ 08543-4000 USA Attn: Alliance Manager

with copies (which shall not constitute Notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007 USA

Attn: [omitted] and [omitted]

and

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543-4000 USA

Attn: Vice President & Associate General Counsel – Transactions;

and

if to Sanofi, to:	Sanofi 54, rue la Boétie 75008 Paris, FRANCE Attns: Senior Vice President, Legal Affairs and General Counsel; and Vice President, Alliances & Partnerships

with a copy (which shall not constitute Notice) to:	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 USA Attn: [omitted]

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Any Party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 12.1. All Notices given to any Party in accordance with the provisions of this Section 12.1 shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or on the date ten (10) Business Days after dispatch by certified or registered mail (postage prepaid) if mailed.

12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and performed entirely in that state, without regarding to any principles of conflicts of laws thereof.

12.3 Specific Performance. Each Party hereby acknowledges and agrees that it and the other Party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to seek specific performance and/or interim relief, and agrees that the arbitral tribunal constituted under Section 12.4(b) shall have the power to order specific performance or grant provisional, interim, or conservatory measures, including but not limited to provisional injunctive relief. The Parties undertake to comply forthwith with any such provisional, interim, or conservatory measures ordered by the arbitral tribunal and agree that such measures may, to the extent not precluded by applicable law, be enforceable as a final award in any court of competent jurisdiction. For the avoidance of doubt, nothing in this provision shall prevent any Party from seeking conservatory or interim measures, including, but not limited to, temporary restraining orders or preliminary injunctions or their equivalent, from any court of competent jurisdiction before the arbitral tribunal is constituted under Section 12.4(b) or, thereafter, upon the order of the arbitral tribunal.

12.4 Dispute Resolution.

(a) Negotiation and Notice. In the event of any dispute, claim, controversy or disagreement (each, a “Dispute”) arising out of, in connection with or relating to this Agreement including any question regarding this Agreement’s existence, validity or termination, the Parties shall first seek resolution of such Dispute by negotiation between their respective senior management. Such negotiation shall be deemed to commence upon the service by either Party upon the other of a written notice (a “Dispute Resolution Notice”) under this Section 12.4(a).

(b) If a Dispute subject to negotiation under Section 12.4(a) is not finally resolved within thirty (30) days following receipt by one Party of a Dispute Resolution Notice, the Dispute shall be finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”). The arbitral tribunal shall be composed of three (3) arbitrators. Each Party shall nominate one (1) arbitrator. The two arbitrators so nominated shall nominate the presiding arbitrator. If either Party fails to nominate an arbitrator in its Request for Arbitration or within thirty (30) days of receiving written notice of the nomination of an arbitrator by the other Party, such arbitrator shall be appointed by the ICC

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Court. If the two (2) arbitrators to be nominated by the Parties fail to agree upon a third arbitrator within thirty (30) days of the nomination of the second arbitrator, the third arbitrator shall be appointed by the ICC Court. The place of arbitration shall be Paris, France and the language of the arbitration shall be English. Notwithstanding any provision to the contrary in the ICC Rules of Arbitration, each Party shall bear its own costs and expenses relating to such arbitration and all related proceedings, including fees for legal representation. Each Party shall continue to perform its respective obligations under this Agreement and this Agreement shall remain in effect while the Dispute is being resolved. The Parties agree that any dispute arising out of or relating to this Agreement, the Settlement Agreement (including the China Opt-Out Letter), or any Alliance Agreement shall be resolved in a single arbitration before the ICC, regardless of how many parties or agreements are implicated, and specifically waive any argument that a dispute arising out of or relating to this Agreement shall be resolved in multiple arbitrations before the ICC.

12.5 No Third Party Beneficiaries. Except for the provisions of Article IX hereof relating to Indemnified Parties, this Agreement shall be binding upon, and inure solely to the benefit of, the Parties hereto and permitted assigns, and nothing herein, express or implied, is intended to, or shall, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

12.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.7 Assignment.

(a) Neither Party may assign any of its rights or obligations to a Third Party under this Agreement without the prior written consent of the other Party and any assignment without such consent shall be null and void and of no effect. Either Party may assign any of its rights or obligations under this Agreement to an Affiliate of such Party without the written consent of the other Party, provided that the assigning Party shall remain liable for its Affiliate’s performance hereunder.

(b) Notwithstanding Section 12.7(a), Sanofi and/or its Affiliates may divest a business or product lines with respect to any Products that are subject to compensation hereunder, provided that Sanofi and its Affiliates shall not divest all or substantially all of its business relating to Irbesartan Products or all or substantially all of its business relating to Clopidogrel Products [*] hereof, and in any event Sanofi and/or its Affiliates shall require the purchaser of any business or Product line with respect to Products that are subject to

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compensation hereunder to agree in a written instrument that is reasonably satisfactory to BMS, consent to such written instrument not to be unreasonably withheld or delayed, to continue paying BMS the specified percentage of IFRS Net Sales (and performing other obligations of Sanofi under this Agreement) attributable to the divested business or Product line until the Termination Date; and provided further that Sanofi shall remain responsible for causing such payments to be made and obligations to be fulfilled following any such divestiture, in each case pursuant to documentation that is reasonably satisfactory to BMS, consent to such documentation not to be unreasonably withheld or delayed. Sanofi may assign this Agreement, and any or all of the rights and obligations hereunder, and Sanofi’s Affiliates may assign any Alliance Agreement, without the prior written consent of BMS or any of its Affiliates to a Third Party in connection with a sale permitted under this Section 12.7(b). BMS shall cause its Affiliates, including the BMS JVA Partner, to vote in favor of, or more generally take any necessary action, to authorize, when its consent is required, any such transfer of any Alliance Agreement or any or all of the rights and obligations thereunder, provided that such transfer is in connection with a sale permitted under this Section 12.7(b).

(c) In no event shall Sanofi or its Affiliates be restricted in their ability to appoint distributors for Products or to sublicense their rights hereunder, so long as such appointment or sublicensing does not or would not reasonably be expected to result in an assignment in violation of this Section 12.7.

12.8 Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by both Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement shall be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other term or condition of this Agreement.

12.9 Expenses; Currency of Payments.

(a) Each Party shall bear its own expenses in connection with the negotiation and execution of this Agreement.

(b) To the extent any payment hereunder is required to be made in Euros, and in the event that the Euro is no longer available as a currency for payment in the country of the payor, such payment will be made to the extent required by applicable law, in the currency required by such applicable law, or if applicable law does not require a specific currency, in the currency that the payor uses in preparing its financial statements.

12.10 Waiver of Jury Trial. FOR THE AVOIDANCE OF DOUBT, AND WITHOUT PREJUDICE TO THE PARTIES’ RIGHTS AND OBLIGATIONS UNDER SECTION 12.4, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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12.11 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or e-mail “PDF” transmission), and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

12.12 Entire Agreement. This Agreement, including the exhibits and schedules hereto, together with the other instruments referred to herein, including the Settlement Agreement, the Alliance Agreements and the Closing Date Agreements, constitute the entire agreement, and supersede all other prior agreements and understandings, both oral and written, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof; provided, however, that this provision shall also be deemed to refer to such Additional Closing documents as may be entered into by the Parties and their Affiliates following the Initial Closing Date.

12.13 Performance of Affiliates’ Obligations.

(a) Sanofi and BMS shall each cause their respective Affiliates under the Alliance Agreements, the Transaction Documents, and all other documents or instruments entered into in connection with the transactions contemplated by this Agreement, to perform their respective obligations thereunder, including notably all payment obligations.

(b) Sanofi and BMS shall each be an intended third party beneficiary of each Alliance Agreement to which its Affiliate is a party, and shall be entitled to enforce its Affiliate’s rights under such Alliance Agreement.

(c) In each respect where this Agreement specifies an obligation of JVA (before or after the JVA Closing), JVB (before or after the JVA Closing), or USIrbeJV (after the USIrbeJV Closing), each of the Parties agrees to cause such entity, as applicable, to satisfy the relevant obligation contained in this Agreement; provided, that following the sale of its applicable interest in an entity, BMS shall not be bound by this Section 12.13(c).

12.14 Indirect Taxes. Each Party undertakes to assume all obligations and liabilities in respect of VAT incurred by such Party in connection with the activities contemplated by this Agreement. Subject to Sections 2.1(k), 2.3(k) and 2.11(h) of this Agreement and Section 9.1 of the Share Forward Purchase Agreement, indirect taxes (other than VAT) incurred by a Party or any of its Affiliates as a result of any change in the transactions contemplated by this Agreement or by the Transaction Documents, requested or made by the other Party that is not contemplated by this Agreement or the Transaction Documents shall be assumed by the Party requesting or making such change.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Charles Bancroft
Name: Title:	Charles Bancroft Executive Vice President

SANOFI

By:	/s/ David Alexandre Gros
Name: Title:	David Alexandre-Gros Chief Strategy Officer

[Signature Page to Master Restructuring Agreement]

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SCHEDULE 1.1(a)

CLOSING DATE AGREEMENTS

Amended and Restated Règlement Intérieur

Amended and Restated Statuts

Amended and Restated Territory A Clopidogrel License

Amended and Restated Territory A Irbesartan License

Amended and Restated Territory A Know-How License

Amended and Restated Territory B Clopidogrel License

Amended and Restated Territory B Know-How License

Amended and Restated Territory B1 Know-How License

Amended and Restated USIrbeJV Irbesartan License

Amended Irbesartan SDEA

Amended Clopidogrel SDEA

Amended JVB Partnership Agreement

Amended Territory B Alliance Support Agreement

Amended Territory B Partnership Agreement

Amended USIrbeJV Partnership Agreement

Business Lease

Cash Flow Principles Amendment

FDC Intellectual Property License

Irbesartan API Supply Agreement

Irbesartan Crude Toll Manufacturing Agreement

Irbesartan Intermediates Supply Agreement

Plavix Finished Product Supply Agreement

Share Forward Purchase Agreement

Technical Agreement

Termination of Existing Supply Agreements

Territory A Alliance Support Agreement Termination Agreement

Territory B1 Assignment Agreement

Toll Packaging Agreement

Quality Agreement Amendments

USIrbeJV Acquisition Agreement

USIrbeJV Alliance Support Agreement Termination Agreement

Minutes of the General Meeting of JVA adopting the Amended and Restated Règlement Intérieur, the Amended and Restated Statuts and authorizing entry into the Business Lease

Local agreements required pursuant to Sections 2.1 and 2.3 for each country within Territory A and Territory B1 (other than Designated Countries)

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SCHEDULE 1.1(c)

TERRITORY A

With respect to Clopidogrel Products and Irbesartan Products:

Belgium

Germany

Greece

Italy

United Kingdom

the Netherlands

Portugal

Spain

Switzerland

With respect to Clopidogrel Products, only:

Austria

Cyprus

Denmark

France (excluding overseas territories)

Hong-Kong

Iceland

Ireland

Israel

Finland

Korea

Norway

Sweden

Taiwan

With respect to Irbesartan Products, only:

France (including overseas territories)

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SCHEDULE 1.1(d)

TERRITORY B1

With respect to Irbesartan Products and Clopidogrel Products:

Argentina

Australia

Brazil

Canada

Mexico

With respect to Clopidogrel Products only:

Colombia

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[*][NOTE: TABLE CONTENT FOR SCHEDULE 2.10 HAS BEEN OMITTED.]

SCHEDULE 2.10

INVENTORY PURCHASE

Transferred Inventory – Territories

PART A

Countries Products	Products	SKU	Estimated Future Sales (in unit)	Estimated Transferred Inventory as of Initial Closing Date (in units)	Estimated Unit Cost in local currency (before unit cost mark-up percentage)	Unit Cost Mark-up percentage	Estimated Unit Cost in local currency (after unit cost mark- up percentage)	Selling Companies	Seller’s Premises	Purchasing Companies
MEXICO Plant								Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.
1622

TOTAL MEXICO Plant
MEXICO Market								Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.
1624

TOTAL MEXICO Market

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ARGENTINA 1744		Bristol-Myers Squibb Argentina S. R. L

TOTAL ARGENTINA
CANADA		Bristol-Myers Squibb Canada Co.
1728

TOTAL CANADA
US
1658		Bristol-Myers Squibb Sanofi- Synthelabo Partnership
Bulk 1248

TOTAL US
PUERTO RICO
1682		Bristol-Myers Squibb Puerto Rico/Sanofi- Synthelabo Puerto Rico

TOTAL PUERTO RICO

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AUSTRALIA
1741

Bristol-Myers Squibb Australia Pty. Ltd

TOTAL AUSTRLIA
SPAIN		Bristol-Myers Squibb, S.A.U.
1395

TOTAL SPAIN
GREECE		Bristol-Myers Squibb A.E.
1597

TOTAL GREECE
GERMANY		Bristol-Myers Squibb GmbH & Co. KGaA
1332

TOTAL GERMANY
ITALY		Bristol-Myers Squibb S.r.l.
1340

TOTAL ITALY

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PART B

Countries Products	Products	SKU	Selling Companies	Purchasing Companies

Austria	Clopidogrel

Belgium	Clopidogrel

Irbesartan

Denmark	Clopidogrel

Finland	Clopidogrel

France	Clopidogrel

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Countries Products	Products	SKU	Selling Companies	Purchasing Companies

Irbesartan

Hong Kong	Clopidogrel

Ireland	Clopidogrel

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Countries Products	Products	SKU	Selling Companies	Purchasing Companies

Irbesartan
Italy	Clopidogrel

The Netherlands	Clopidogrel

Irbesartan

Norway/Iceland	Clopidogrel

Portugal	Clopidogrel

Irbesartan

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Countries Products	Products	SKU	Selling Companies	Purchasing Companies

Sweden	Clopidogrel

Switzerland	Clopidogrel

Irbesartan

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Countries Products	Products	SKU	Selling Companies	Purchasing Companies

United Kingdom	Clopidogrel

Irbesartan

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SCHEDULE 4.1(c)

OWNERSHIP

Territory	BMS Affiliate (Partnership Interest)	Sanofi Affiliate (Partnership Interest)
JVA	49.9%	50.1%
JVB	50.1%	49.9%
USIrbeJV	50.1%	49.9%

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SCHEDULE 4.2(b)

ASSIGNED CONTRACTS

1.	Consulting Agreement effective as of October 26, 2010 between [*] and [*].

2.	Industry Support Agreement effective as of November 18, 2010 among [*], [*] and [*].

3.	Services Agreement effective as of March 21, 2011 between [*] and [*].

4.	Agreement effective April 1, 2009 between [*] and [*].

5.	Amending Agreement No. 1 effective as of July 15, 2010 between [*] and [*].

6.	Amending Agreement No. 2 effective as of April 26, 2011 between [*] and [*].

7.	Additional [*] Contracts.

a.	Professional Services Agreement dated March 15, 2012, between [*] and [*] (each, a duly authorized representative of the [*]) of the first part, and [*] of the second part.
b.	Amendment to Professional Services Agreement (effective September 29, 2011, between [*] and [*]) entered into as of February 15, 2012, between [*] and [*] (each, a duly authorized representative of the [*]) of the first part, and [*] of the second part.
c.	Amendment to Services Agreement (effective March 21, 2011, as amended, between [*] and [*]) dated February 20, 2012, between [*] and [*] (each, a duly authorized representative of the [*]) of the first part, and [*] of the second part.
d.	Confidential Disclosure Agreement dated as of February 14, 2012 between [*] and [*].

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[*][NOTE: TABLE CONTENT FOR SCHEDULE 5.1(a) HAS BEEN OMITTED.]

SCHEDULE 5.1(a)

MARKETING AUTHORIZATIONS

Clopidogrel

MAs to be transferred to Sanofi

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

MAs to be withdrawn by BMS

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

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Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

Note: In [*], Sanofi is the Marketing Authorization holder and BMS will transfer the regulatory documents related to local activities currently performed by BMS.

Clopidogrel ASA

MAs to be transferred to Sanofi

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

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MAs to be withdrawn by BMS

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

IRBESARTAN

MAs to be transferred to Sanofi

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

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MAs to be withdrawn by BMS
Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

Note: In the [*], regulatory documents related to local activities currently performed by BMS, will be transferred to Sanofi who is the Marketing Authorization holder in those countries.

Irbesartan HCTZ

MAs to be transferred to Sanofi

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

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Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

MAs to be withdrawn by BMS

Country	Trade Names	Pharmaceutical Form	Strength	License status	MAH	Marketing status		MA number
						Marketed	Not marketed

Note: In the [*], regulatory documents related to local activities currently performed by BMS, will be transferred to Sanofi who is the Marketing Authorization holder in those countries.

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SCHEDULE 6.4

RESTRICTED COUNTRY LIST

Cuba

Iran

North Korea

Sudan

Syria

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[*][NOTE: TABLE CONTENT FOR SCHEDULE 7.2(b) HAS BEEN OMITTED.]

SCHEDULE 7.2(b)

INTELLECTUAL PROPERTY ACTIONS

Clopidogrel

Type of Action Brought	Country/ Jurisdiction/ Court	Parties	Patents and Expiration Dates, Including Extensions (in each case, if applicable)	Date Suit Filed

Irbesartan

Type of Action Brought	Country/ Jurisdiction/ Court	Parties	Patents and Expiration Dates, Including Extensions (in each case, if applicable)	Date Suit Filed

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Type of Action Brought	Country/ Jurisdiction/ Court	Parties	Patents and Expiration Dates, Including Extensions (in each case, if applicable)	Date Suit Filed

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SCHEDULE 8.1

ANTITRUST FILINGS

Argentina

Australia

Austria

Germany

Canada

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SCHEDULE 8.10

MODIFIED DESIGNATED COUNTRY STRUCTURE

For Designated Countries in Territory A:

•

The Parties agree that no Modified Designated Country Structure need be agreed for countries in Territory A, but the Parties shall cooperate in good faith to implement such Modified Designated Country Structures as may be required following the date hereof,

For each Designated Country in Territory B1:

•

The Territory B1 Assignment Agreement shall be modified such that the Territory B Clopidogrel License, the Territory B Irbesartan License and the Territory B Know-How License shall not be assigned to sanofi-aventis U.S. LLC with respect to the Designated Country.

•

The amendment and restatement of the Territory B Clopidogrel License and the Territory B Know-How License shall reflect the retention of the Designated Country in its territory (in addition to the U.S.).

•	JVB and Sanofi will enter into an amended and restated version of the non-assigned portion of the Territory B Irbesartan License to reflect the restriction of its territory to the Designated Country.

•

Sanofi and JVB will enter into an Irbesartan supply agreement which will have the same terms as the Supply Agreement for Clopidogrel but for changes to reflect the difference in product and differences required by law.

•	Any local Co-Marketing agreements, partnerships or other local agreements for the Designated Country will not be terminated.

•	The amendment to the Territory B Alliance Support Agreement will retain appropriate governance at JVB to support the Designated Country.

•	BMS shall have diligence obligations in the Designated Country consistent with those applicable to Sanofi under Section 6.2 of the Agreement.

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SCHEDULE 8.16

TERMINATION OF ALLIANCE AGREMENTS

The following Alliance Agreement shall not be terminated:

1.	Letter Agreement, between BMS and Sanofi, dated March 20, 2012, regarding Generic Sartan Waiver, Opt-Out Royalties for 2007-2008 and Colombia litigation.

2.	Co-Exclusive Patent Sublicense Agreement (“Patent Sublicense”) regarding Clopidogrel in Mexico, among JVB, as sublicensor, and Sanofi-Synthélabo S.A. de C.V., as sublicensee, and Bristol-Myers Squibb de Mexico, S. de R.L. de C.V., as sublicensee, dated February 22, 2005. The Parties agree that the Patent Sublicense shall be terminated upon the transfer of the relevant Marketing Authorization in Mexico from BMS or one of its Affiliates to Sanofi or one of its Affiliates.

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[*][NOTE: TABLE CONTENT FOR SCHEDULE 9.1 HAS BEEN OMITTED.]

SCHEDULE 9.1

PENDING CLAIMS

Claims set forth on Schedule 7.2(b) are incorporated by reference in all instances where either Sanofi or BMS or their respective Affiliates (including the alliance partnerships) face actual or threatened liability.

Clopidogrel

Type of Action Brought	Country/ Jurisdiction/ Court	Parties	Description	Date Suit Filed

Irbesartan

Type of Action Brought	Country/ Jurisdiction/ Court	Parties	Description	Date Suit Filed

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